                [Mid-States Appraisal Services, Inc. Letterhead]











                                  SOUTH DAKOTA
                               SOYBEAN PROCESSORS
                               VOLGA, SOUTH DAKOTA

                                  JUNE 30, 2001

                              A COMPLETE APPRAISAL

                                      IN A

                              SUMMARY REPORT FORMAT

                                     ON THE

                                  MARKET VALUE

                                     OF THE

                               BUSINESS ENTERPRISE

                                     OF THE

                         SOUTH DAKOTA SOYBEAN PROCESSORS

                       PROCESSING PLANT AND RELATED ASSETS

                                   LOCATED AT

                               VOLGA, SOUTH DAKOTA

                                      AS OF

                                  JUNE 30, 2001

                                       BY

                       MID-STATES APPRAISAL SERVICES, INC.

                [Mid-States Appraisal Services, Inc. Letterhead]



July 26, 2001


Ms. Connie Kelly
Chief Financial Officer
South Dakota Soybean Processors
PO Box 500
Volga, South Dakota 57071

RE: A Complete Appraisal of the Processing Plant and Related Assets Located at Volga, South Dakota, owned by South Dakota Soybean Processors

Ms. Kelly:

I have inspected the above subject property and related assets as outlined in the enclosed complete appraisal report in a summary report format dated June 30, 2001. The purpose of this report is to estimate the Market Value for an internal company purpose. For special purpose properties of this type, it is my opinion a market value sale could include a time period up to one year.

The value conclusion reached is subject to the assumptions and limiting conditions as set forth in the accompanying report. Only the assets outlined herein are appraised. The property rights appraised are the Business Enterprise which includes the going concern and the underlying property rights of Fee Simple Estate on the owned land, Leasehold Estate on leased land (if any) with Merchantable Title to all fixed assets, rolling and portable equipment appraised herein, free and clear of any liens. This appraiser has not considered any possible noncompliance (if any) with the requirements of the Americans with Disabilities Act (ADA). The appraisal is based on the assumption that there is no environmental contamination above any threshold that would require any remediation. An independent audit of any environmental concerns should be conducted by an appropriately qualified inspection company. This appraisal report has been prepared in compliance with the Uniform Standard of Professional Appraisal.

Based on my investigation and analysis of the data gathered, I have formed the opinion that the Market Value of the subject property which includes the business enterprise, fee simple estate, leasehold estate (if any), buildings, improvements, rolling and portable equipment "as is" free and clear of any liens as outlined in the enclosed report as of June 30, 2001, was a total of Thirty-Three Million Nine Hundred Thousand Dollars ($33,900,000). The contribution of personal property (rolling and portable equipment) was estimated at Four Hundred Ten Thousand Dollars ($410,000). The contribution of the fee simple estate and leasehold estate (if any) which includes the going concern (business enterprise) was estimated at Thirty-Three Million Four Hundred Ninety Thousand Dollars ($33,490,000). See page 99 for discussion on other asset values.

Sincerely,                                     Certified General Appraiser
                                               State of Kansas
/s/ Dennis E. Vogan                            License No. G-210
Dennis E. Vogan, IFAS, CBA                     State of South Dakota
                                               Temporary Permit No. 0238-T2001

SOUTH DAKOTA SOYBEAN PROCESSORS                            VOLGA, SOUTH DAKOTA


                                EXECUTIVE SUMMARY
                                -----------------

Property type:                                       Soybean processing plant rated
                                                     at 2,400 tons per day (TPD)

Location:                                            Volga, South Dakota

Date of value estimate:                              June 30, 2001

Type of Report:                                      A Complete Appraisal in a Summary
                                                     Appraisal Report Format

Property rights appraised:                           Business Enterprise includes going
                                                     concern value and underlying Fee
                                                     Simple Estate and Leasehold Estate
                                                     with Merchantable Title to all fixed
                                                     assets and equipment.(1)

Site:                                                46.84 acres, more or less, owned
                                                     land.

Zoning:                                              Commercial/Industrial

Improvements:                                        The subject property is a soybean
                                                     processing plant with a rated capacity
                                                     of 2,400 TPD built new in 1996 with
                                                     1.5 million bushels in grain storage
                                                     and 105,034 tons in oil storage.


                                                      Business
                                                     ENTERPRISE(1)
Cost Approach:                                       $ 33,900,000

Income Capitalization Approach:                      $ 32,300,000

Sales Comparison Approach:                           $ 35,400,000

Market Value Estimate (Total)1:                      $ 33,900,000

Contribution of Existing Personal Property
(rolling and portable equipment) included
in the above total (page 63) rounded:                $    410,000

Estimated Contribution of
Real Estate Components1:                             $ 33,490,000

See page 99 for discussion on
other asset values.

--------------------
(1) These interests include the "Business Enterprise" which is a commercial, industrial or service organization pursuing an economic activity. This also includes the "Going Concern Value", which is the value of the enterprise, or interest therein, as a going concern.

SOUTH DAKOTA SOYBEAN PROCESSORS                             VOLGA, SOUTH DAKOTA


                                TABLE OF CONTENTS

Letter of Transmittal.......................................................3
Executive Summary...........................................................4
Table of Contents...........................................................5
Certification of Appraiser..................................................6
Appraiser Qualifications....................................................8
Location Maps..............................................................10
Definition of Market Value.................................................12
Definition of Business Enterprise..........................................12
Federally Related Transactions.............................................12
Area Description...........................................................13
Agricultural Statistics....................................................14
Neighborhood Description...................................................15
Principal Competing Facilities.............................................16
Highest and Best Use.......................................................17
Scope of the Appraisal.....................................................18
Environmental Hazards......................................................18
Americans with Disabilities Act (ADA)......................................18
Ownership History..........................................................19
Competency Provision.......................................................19
Marketing Time.............................................................19
Taxes and Assessed Valuation...............................................19
Property Rights Appraised..................................................19
Zoning.....................................................................20
Legal Descriptions.........................................................20
Photographs of Subject Property............................................21
Site Valuation.............................................................40
Cost Approach..............................................................45
Income Capitalization Approach.............................................65
Sales Comparison Approach..................................................79
Reconciliation of Approaches...............................................98
Market Value Estimate......................................................98
Additional Discussions.....................................................99
Supplementary Information.................................................105

SOUTH DAKOTA SOYBEAN PROCESSORS                             VOLGA, SOUTH DAKOTA

                         CERTIFICATION OF THE APPRAISER
                                       AND
                               LIMITING CONDITIONS

                                                            Date: July 26, 2001

I certify that to the best of my knowledge and belief, the statements of facts contained in this appraisal report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions and conclusions.

I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

The compensation payable to Dennis E. Vogan of Mid-States Appraisal Services, Inc. is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

The analyses, opinions, and conclusions were developed and this appraisal report has been prepared in conformity with the Uniform Standards of Professional Appraisal Practice. It is also subject to the requirements of the Code of Professional Ethics and Standards of Professional Practice of the appraisal organizations with which the Appraiser is affiliated.

I have made a personal inspection of the subject property covered within this report on May 18, 2001.

No one has provided significant professional assistance to the person signing this report. Also, this appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

The use of this report is subject to the requirements of the Appraisal Institute and other professional organizations relating to review by its duly authorized representatives.

It is assumed that all parcels of land associated with this appraisal are owned or leased as outlined in the enclosed report, and that all structures are properly located on said lots. Also, it is assumed that all applicable zoning and use regulations and restrictions have been complied with, unless a nonconformity has been stated, defined, and considered in the appraisal report.

The appraiser, by reason of this appraisal, is not required to give further consultation, testimony or be in attendance in court or any governmental hearing, with reference to the subject property, unless arrangements have been previously made. No responsibility is assumed for the legal description, or for matters including legal or title considerations. Title to the property is assumed to be good and marketable unless otherwise stated. The property is appraised free and clear of any or all liens or encumbrances unless otherwise stated.

SOUTH DAKOTA SOYBEAN PROCESSORS                             VOLGA, SOUTH DAKOTA


                         CERTIFICATION OF THE APPRAISER
                                       AND
                               LIMITING CONDITIONS

                                                          Date:  July 26, 2001
(continued)

The owner of the property has not advised this appraiser of any significant environmental concerns. This appraisal is based on the assumption that there are no hidden or unapparent conditions including any environmental contamination of the property, subsoil, structures, or production equipment and machinery that would render it more or less valuable. The Appraiser is not trained as an environmental inspector and assumes no responsibility for such conditions, or for engineering which might be required to discover such factors. If the property were contaminated, the reported conclusion would require an adjustment to consider the effects of the change. An independent audit of any environmental concerns should be conducted by an appropriately qualified inspection company.

It is assumed that there is full compliance with all applicable federal, state and local environmental regulations and laws unless noncompliance is stated, defined, and considered in the appraisal report.

Possession of this report, or a copy thereof, does not carry with it the right of publication. It may not be used for any purpose by any person other than the party to whom it is addressed without the written consent of the appraiser, and in any event only in its entirety.

No analysis regarding any possible noncompliance with the Americans With Disabilities Act (ADA) has been considered by this appraiser.

It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

The subject property in whole has not sold within the last three years. There have been additions and deletions in the normal course of business.

MID-STATES APPRAISAL SERVICES, INC.,            Certified General Appraiser
                                                State of Kansas
/s/ Dennis E. Vogan                             License No. G-210
Dennis E. Vogan, IFAS, CBA                      State of South Dakota
                                                Temporary Permit No. 0238-T2001

SOUTH DAKOTA SOYBEAN PROCESSORS                             VOLGA, SOUTH DAKOTA


                            APPRAISER QUALIFICATIONS
                                       OF
                           DENNIS E. VOGAN, IFAS, CBA
                                 SALINA, KANSAS

BUSINESS AFFILIATION:
   President and Owner, MID-STATES APPRAISAL SERVICES, INC.

PROFESSIONAL AFFILIATIONS:
   National Association of Independent Fee Appraisers
   The Institute of Business Appraisers, Inc.
   Greater Kansas Chapter of the Appraisal Institute
   Kansas Grain and Feed Dealers Association
   Kansas Society of Farm Managers and Rural Appraisers

PROFESSIONAL LICENSES:

        Certified General Appraiser in the States of:
        Kansas (License No. G-210)                       Michigan (License No. 1201-0016-39)
        Arkansas (License No. CG0604N)                   Missouri (License No. RA002435)
        Colorado (License No. CG01322459)                Nebraska (License No. CG960109)
        Iowa (License No. CG01995)                       South Dakota (Temporary Permit No. 0238-T-2001)
     Licensed Real Estate Broker in the State of Kansas


EDUCATION:
   B.S. Business and Economics (1973), Marymount College, Salina, Kansas

PROFESSIONAL DESIGNATIONS:
   IFAS (Senior Member) National Association of Independent Fee Appraisers
   CBA (Certified Business Appraiser) The Institute of Business Appraisers, Inc. Candidate for MAI membership, Appraisal Institute

APPRAISAL EXPERIENCE:
   Have appraised over 820 agribusiness, commercial and industrial properties, facilities, and/or businesses for clients in the States of Arkansas, California, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, Oklahoma, Pennsylvania, South Dakota, Tennessee, Texas, Utah and Wyoming. These appraisals have included grain elevators, feed mills, flour mills, dry edible bean plants, popcorn plants, soybean/canola processors, wholesale and retail fertilizer plants.

EXPERIENCE:
   April 1983 to Present - Employed by MID-STATES APPRAISAL SERVICES, INC., President and owner. Specializing in commercial/industrial appraisals and consulting services.
   September 1980 to April 1983 - Employed by Evco, Inc., in appraisal and sale of commercial real estate. Specializing in agribusiness, also, the designated broker of the company.
   January 1975 to September 1980 - Employed by Evco Distributing, Inc., and Evco National, Inc., in the sale and financing of fertilizer and grain related equipment for 11 Midwest states.

TEACHING EXPERIENCE:
   Developer and Instructor of The Grain Elevator Workshop prepared for the Kansas Department of Revenue. (1996)
   Developer and Instructor of The Grain Elevator Appraiser's Guide for the Kansas County Appraisers Association. (1999)

SOUTH DAKOTA SOYBEAN PROCESSORS                             VOLGA, SOUTH DAKOTA


                            APPRAISER QUALIFICATIONS
                                       OF
                           DENNIS E. VOGAN, IFAS, CBA
                                 SALINA, KANSAS

CONTINUING EDUCATION:
Successfully completed courses offered by:
   American Institute of Real Estate Appraisers or The Appraisal Institute:
      Basic Valuation Procedures (Course 1A-2)
      Real Estate Appraisal Principles (Course 1A-1)
      Standards of Professional Practice (Course 2-3)
      Capitalization Theory and Techniques, Part A (Course 1B-A)
      Capitalization Theory and Techniques, Part B (Course 1B-B)
      Case Studies in Real Estate Valuation (Course 2-1)
      Non-Residential Demonstration Report Writing Seminar
      Report Writing and Valuation Analysis (Course 2-2)
      Standards of Professional Practice Parts A and B (Courses 410 and 420) Standards of Professional Practice Part C (Course 430)
   Other Courses:
      Americans with Disabilities Act Seminar
      Continuing Education Completed for the 2000-2001 License Year

COURT EXPERIENCE:
   Testified as an expert appraisal witness before:
      Kansas State Board of Tax Appeals (Nine Times)
      U.S. Federal Bankruptcy Court, Western District of Arkansas, Fort
         Smith Division.  (Twice)
      Probate Court in Rock County, Nebraska
      Court appointed Appraiser's Sessions in the Condemnation of Land and
         Buildings in the City of Manhattan, Kansas (Three Times)
      U.S. District Court, Western District of Arkansas, Fort Smith Division The Riley County District Court, Division III, Manhattan, Kansas
      The Renville County District Court at Olivia, Minnesota
      U.S. Bankruptcy Court for the District of Nebraska
      U.S. Bankruptcy Court for the District of Kansas
      Michigan State Tax Tribunal
      The Shawnee County District Court, Topeka, Kansas
      Ohio State Board of Tax Appeals (Three Times)
      Franklin County Board of Review, Columbus, Ohio (Twice)
      Court appointed Appraiser in The District Court of Saline County,
         Kansas (Twice)
      The Larimer County District Court at Ft. Collins, Colorado
      The Pottawattamie County Board of Review at Council Bluffs, Iowa
      Fremont County Board of Review at Sidney, Iowa
      The District Court of Holt County, Nebraska
      Arbitration hearing on grain elevator dispute, Lancaster County, Nebraska Appraiser/Arbitrator in a binding arbitration settlement of a large loss on a fertilizer manufacturing and warehouse facility

SOUTH DAKOTA SOYBEAN PROCESSORS                             VOLGA, SOUTH DAKOTA


                                  LOCATION MAP

          [Area Map of Eastern South Dakota and Western Minnesota]

SOUTH DAKOTA SOYBEAN PROCESSORS                             VOLGA, SOUTH DAKOTA



                                  LOCATION MAP

                        [Area Map of Volga, South Dakota]

SOUTH DAKOTA SOYBEAN PROCESSORS                             VOLGA, SOUTH DAKOTA


                           DEFINITION OF MARKET VALUE(2)

Market value is the most probable price that a property should bring in a competitive and open market under all conditions requisite to a fair sale, with the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of good title from seller to buyer under conditions whereby:

1.   buyer and seller are typically motivated;

2. both parties are well informed or well advised, and acting in what they consider their own best interests;

3. a reasonable period of time is allowed for exposure in the open market;

4. payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted to anyone associated with the sale.


                     DEFINITION OF BUSINESS ENTERPRISE2

A commercial, industrial or service organization pursuing an economic activity. This also includes the "Going Concern Value", which is the value of an enterprise, or an interest therein as a going concern.


                         FEDERALLY RELATED TRANSACTIONS

A federally related transaction is any real estate related financial transaction which a federal financial institution's regulatory agency engages in, contracts for, or regulates and which requires the services of a real estate appraiser or state certified real estate appraiser. "Federal financial institution's regulatory agency" includes the Federal Reserve Board; Federal Deposit Insurance Corporation; Office of the Comptroller of the Currency; Office of Thrift Supervision; Federal Home Loan Bank System; National Credit Union Administration and the Resolution Trust Corporation.

Typical reasons for appraisals that are NOT federally related transactions include: estate, divorce, insurance, condemnation proceedings and market value estimates for internal company or marketing purposes.


--------------------
(2)  Definition from the Uniform Standards of Professional Appraisal Practice.

SOUTH DAKOTA SOYBEAN PROCESSORS                             VOLGA, SOUTH DAKOTA


                                AREA DESCRIPTION

The state of South Dakota is located in north central United States. Corn was the leading valued crop of 2000 at $689.9 million. Soybeans ranked as the second highest valued crop in the state at $680.6 million. Net farm income in South Dakota was estimated by the South Dakota Agricultural Statistics Service at $1.19 billion in 1999. This is down 3% from 1998, according to the Agricultural Statistics Service. Because of depressed crop prices, value of crops produced in 1999 was $429 million dollars below 1998. This was offset by an increased value in livestock production and an increase in direct government payments over 1998. Cash receipts for producers in the state for all commodities marketed in 1999 totaled $3.5 billion dollars, which is 4 percent above 1998. Lower crop prices were offset by more crop sales and higher livestock prices. Crops accounted for 48% of all receipts.

Soybeans had the largest acreage of all crops in South Dakota for 2000. Soybean production in 2000 was 152.95 million bushels, up 4% from the record production of 1999. This was a result of increased acres and overall good yields.

While the end of 2000 is the third year in a row of low commodity prices, the latest information released that for the year ending 2000 shows that net farm income will be similar to the averages of 1998 and 1999. The primary reasons behind this have been good production, loan deficiency payments, and other government payments are keeping net farm income at current levels.

While United States agricultural exports are expected to remain flat, the year 2001 is projected to be a continuation of a period higher world economic growth. According to information released in the latest ECONOMIC OUTLOOK FOR US AGRICULTURAL TRADE published by the Economic Research Service of the US Department of Agricultural, the global financial crisis has ended. Recoveries are underway in most all of the crises-affected countries. A tremendous amount of uncertainty has been taken out of the international economy. Japan has returned to growth after a long period of stagnation. The United State continues to grow with gross domestic product growing at approximately 2% for the year. The United States may avoid a recession; however, the Federal Reserve is moving very cautiously on interest rate reduction. While overall US agricultural exports are expected to remain flat in fiscal 2001, Canada and Mexico are expected to continue to be bright spots for US agricultural exports as they have been for the last several years.

For the planting season of 2001, it is estimated that U.S. farmers have planted
75.4 million acres of soybeans. This estimated is 0.9 million acres more than last years record, but 1.2 million acres less than farmers intentions in March of 2001. Farmers in Arkansas, Mississippi, and Louisiana elected to plant more cotton instead of soybeans. Conversely, soybean plantings were down nearly 1.0 million acres because of wet weather conditions in the states of Minnesota, South Dakota, North Dakota, and Wisconsin. There is the anticipation of continuing strength in domestic crushing and exports for 2001. Domestic soybean crushing will be supported this season and next season by firming prospective export demand for soybean products, particularly soybean oil. The U.S. crush is expected to rise to 1,660 million bushels from a revised 2000/2001 forecast of 1,625 million bushels. The very large U.S. stocks of soybean oil have weighed on current oil prices. However, they represent a good opportunity to take advantage of the outlook for much large foreign exports in 2001/2002. Declines in other vegetable oil supplies throughout the world are expected to swell the U.S. soybean oil exports from 1,500 million pounds in 2000/2001 to 2,250 million pounds. Domestic disappearance of soybean oil should also rise in this time period. The stronger world market for soybean oil would begin to favor crushing more beans for the oil value than for meal. Favorable hog prices should promote a steady expansion of domestic soybean meal consumption over the next 12 months. In general, profit margins in the crushing industry are in acceptable ranges providing profitable opportunities.

SOUTH DAKOTA SOYBEAN PROCESSORS                             VOLGA, SOUTH DAKOTA


                             AGRICULTURAL STATISTICS(3)

                                      Soybean          Acres
               Entire State           Bushels        Harvested
               ------------         -----------      ----------
                  2000
                  ----
               South Dakota         152,950,000      4,370,000

                  1999
                  ----
               South Dakota         146,520,000      4,070,000

                  1998
                  ----
               South Dakota         132,600,000      3,400,000

                  1997
                  ----
               South Dakota         113,750,000      3,250,000

                  1996
                  ----
               South Dakota          90,780,000      2,670,000

                  1995
                  ----
               South Dakota          75,000,000      2,500,000


               By District
               -----------

                  2000
                  ----
               Northeast             30,375,000        877,000
               East Central          37,630,000      1,006,000

                  1999
                  ----
               Northeast             30,761,000        831,000
               East Central          39,252,000      1,049,000

                  1998
                  ----
               Northeast             26,438,000        720,500
               East Central          37,632,700        938,000

                  1997
                  ----
               Northeast             24,503,500        729,500
               East Central          31,333,500        905,700

                  1996
                  ----
               Northeast             18,318,000        655,000
               East Central          26,680,400        776,000

                  1995
                  ----
               Northeast             17,264,500        584,000
               East Central          20,102,000        684,000

--------------------
(3)  Source: National Agricultural Statistics Service.

SOUTH DAKOTA SOYBEAN PROCESSORS                             VOLGA, SOUTH DAKOTA


                            NEIGHBORHOOD DESCRIPTION

The rural community of Volga, South Dakota, is located approximately 66 miles northwest of Sioux Falls, South Dakota, on Highway 14, or approximately 7 miles west of Brookings, South Dakota. The population for Brookings County in 1999 was 25,931. The estimated population for Volga in 1999 was 1,350.

The subject property is a soybean crushing plant which produces meal and oil. Its primary production area is eastern South Dakota. South Dakota is divided into nine agricultural statistics districts. The subject property at Volga, South Dakota, is located in the East Central district.

For the year ending August 31, 2000, South Dakota Soybean Processors crushed
26.25 million bushels of soybeans. This is 17.16% of the total soybeans grown in the state of South Dakota in the year 2000; or 38.6% of the total beans grown in the Northeast and East Central Districts which produced 68 million bushels in the year 2000.

The agricultural production for the state of South Dakota is significant. The state is ranked 8th in the United States in soybean production for beans. Soybean production has ranged from a low of 75 million bushels in 1995 to a high of 152.950 million bushels in 2000. These agricultural statistics for the last five years of soybean production are summarized in table form on page 14.

In the last year there has been soybean crushing plants and refineries in the United States that have been closed. This industry experiences cycles. The subject property has continued to grow in volume in a well established bean production area.

In summary, the subject's production area is stable with a wide diversification in grain crops.

SOUTH DAKOTA SOYBEAN PROCESSORS                             VOLGA, SOUTH DAKOTA


                         PRINCIPAL COMPETING FACILITIES

                                                                 CRUSH CAPACITY
                                                                 --------------
South Dakota Soybean Processors, Volga, South Dakota (subject)      2,400 TPD
Cargill, Inc., Sioux City, Nebraska                                 4,200 TPD
AGP, Dawson, Minnesota                                              2,100 TPD
AGP, Sergeant Bluff, Iowa                                           3,000 TPD
AGP, Shelton, Iowa                                                  1,950 TPD
ADM, Mankato, Minnesota                                             4,200 TPD
Cenex/Harvest States, Mankato, Minnesota                            3,600 TPD


These are the major competitors/processors located within the immediate area of the subject property. There are other grain elevators and processors located in the surrounding area.

SOUTH DAKOTA SOYBEAN PROCESSORS                             VOLGA, SOUTH DAKOTA


                              HIGHEST AND BEST USE

The highest and best use is defined in THE APPRAISAL OF REAL ESTATE, eleventh edition, published by the Appraisal Institute as follows:

      The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria that highest and best use must meet are legal permissibility, physical possibility, financial feasibility and maximum profitability.

LEGAL PERMISSIBILITY

The subject property's site is located adjacent to DM&E railroad right-of-way and Highway 14 in the western portion of Brookings County near Volga, South Dakota. Electricity, telephone, natural gas, water and on-site septic sewer services are available. The site is reportedly not located in a designated flood plain area. The site is zoned Commercial/Industrial. This appraisal assumes that all applicable zoning and use regulations and restrictions have been complied with unless a nonconformity has been stated, defined and considered in this report.

PHYSICAL POSSIBILITY

The site contains a total of 46.84 acres, more or less, and is adequate for development. It is predominantly level with access to a railroad and paved highway.

FINANCIAL FEASIBILITY

Based on the physical possibility and legal permissibility, the creation of a net return to land higher than a vacant alternative indicates that development could be feasible. There is limited demand for new agribusiness properties of the scope and size that currently exists. Without specific needs, the site would most likely be developed for alternative uses if it were vacant.

MAXIMUM PROFITABILITY

If the site was vacant today, its highest and best use would be for an industrial usage such as the subject.

The highest and best use of the site as improved is to continue its specialized use in the grain services area, specifically soybean crushing. There are few alternative uses for highly specialized properties such as the subject.

SOUTH DAKOTA SOYBEAN PROCESSORS                             VOLGA, SOUTH DAKOTA


                             SCOPE OF THE APPRAISAL

Connie Kelly, the Chief Financial Officer of South Dakota Soybean Processors, requested this appraisal firm to provide a complete appraisal in a summary report format on the soybean crushing operations and related assets located at Volga, South Dakota. The purpose of this appraisal report is to provide an opinion of market value for an internal company purpose. The appraisal report includes the going concern (business enterprise) and the underlying ownership rights of fee simple estate on owned land, leasehold estate on leased land (if any), with merchantable title to all rolling and portable equipment included herein.

This appraiser interviewed Connie Kelly, CEO, Rodney Christiansen, President, and other line operating personnel of this operation. Historical income and expense information in the form of financial reports for the years ending August 31, 2000 through August 31, 1996 have been reviewed by this appraiser, along with the current year-to-date information ending June 30, 2001.

The scope of this appraisal includes the collecting, confirming and reporting of data. This appraiser collected and verified data for this appraisal from reliable local and state governmental offices, buyers/sellers, brokers and financial institutions.

                              ENVIRONMENTAL HAZARDS

The appraiser is not qualified to detect environmental hazards. The presence of substances such as underground petro-chemicals, fertilizer, chemicals, urea-formaldehyde foam insulation, asbestos or other potentially hazardous materials may affect the value of the property. This could include substances in both the buildings and/or soil. This business enterprise is involved in grain handling activities. The appraiser assumes that there are no hidden or unapparent conditions including any environmental contamination of the property, subsoil, structures or production equipment and machinery that would render it more or less valuable. The appraiser accepts no responsibility for any condition regarding any environmental hazard, which may impair the value of the property. If the property were contaminated, the reported conclusions in this report could require an adjustment to consider the change. An independent audit of any environmental concerns should be conducted by an appropriately qualified inspection company.

                   AMERICANS WITH DISABILITIES ACT (ADA)

The Americans With Disabilities Act (ADA) became effective January 26, 1992. The appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA, nor is this appraiser trained in the implications of this act upon these types of agribusinesses. It is possible that a compliance survey of the property, together with the detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the various requirements of the act. If so, this fact could have a negative impact on the value of the property. Since the appraiser has no direct evidence relating to this issue, possible noncompliance with the requirements of ADA in estimating the value of the property has not been considered.

SOUTH DAKOTA SOYBEAN PROCESSORS                             VOLGA, SOUTH DAKOTA


                                OWNERSHIP HISTORY

As required by the Uniform Standards of Professional Appraisal Practice, any transfer of the entire property within the last three years must be reported and analyzed. The subject property in whole has not sold in the last three years. There have been additions and deletions in the normal course of business.

                              COMPETENCY PROVISION

Dennis E. Vogan has appraised more than 830 agricultural related properties including grain elevators, feed mills, flour mills, fertilizer plants, soybean/canola processing plants, and edible bean facilities as well as agricultural manufacturing processes throughout a multi-state region since 1983. Mr. Vogan is currently certified in six states on a full time basis.

                                 MARKETING TIME

The typical marketing time for this type of specialized agricultural property based on this appraiser's experience has been a time period up to one year for market value type sales on agribusiness properties.


                          TAXES AND ASSESSED VALUATION


    PARCEL ID                   ASSESSED VALUE                  2000 TAXES
    ---------                   --------------                  -----------
22021-11051-242-00                $7,001,685                    $176,372.46
22021-11051-242-06                     5,215                         131.36
                                  ----------                    -----------
   Total                          $7,006,900                    $176,503.82



Machinery and equipment are exempt for property taxation purposes in South
Dakota.

                            PROPERTY RIGHTS APPRAISED

The subject property is appraised as a Business Enterprise, which is a commercial organization pursuing an economic activity. Encompassed within that concept is a going concern value, which is the value of the enterprise or interest therein as a going concern. This concept also includes the underlying real estate and personal property ownership rights involved in this business; that is a Fee Simple Estate on owned land and a Leasehold Estate on the leased land (if any), with Merchantable Title to all fixed assets, rolling and portable equipment valued herein, free and clear of any liens.

SOUTH DAKOTA SOYBEAN PROCESSORS                             VOLGA, SOUTH DAKOTA


                                     ZONING

The subject property's site is zoned Commercial/Industrial. According to the official flood plain map, the site is not located in a designated flood plain area. This appraisal assumes that all applicable zoning and use regulations and restrictions have been complied with, unless a non-conformity has been stated, defined and considered in this report.

                               LEGAL DESCRIPTIONS

See Supplementary Information, page 105.

SOUTH DAKOTA SOYBEAN PROCESSORS                             VOLGA, SOUTH DAKOTA





                                    PHOTOGRAPHS(4)

1.   Office
2.   Lab/Shop and Scale (A and B)
3.   Warehouse
4.   Upright Storage (A, B and C)
5.   Processing and Extraction Area
6.   Meal Storage and Load Out (A, B and C)
7.   Oil Storage
8.   Soy Oil Building
9.   Site Improvements
10.  Owned Rail Siding
11.  Owned Land



--------------------
(4)  Photographs taken by Dennis E. Vogan, May 18, 2001.

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA













                                  [Photograph]







                            Aerial View - West to East















                                  [Photograph]






                                  Aerial View

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA













                                  [Photograph]







                                  Aerial View















                                  [Photograph]






                                  Aerial View

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA













                                  [Photograph]







                            Aerial View - North to South















                                  [Photograph]






                                     Item 1

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA













                                  [Photograph]







                                Item 1 - Interior















                                  [Photograph]






                                Item 1 - Interior

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA













                                  [Photograph]







                                Items 2 through 7















                                  [Photograph]






                                  Items 2 and 4

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA













                                  [Photograph]







                                Item 2A - Interior















                                  [Photograph]






                                Item 2A - Interior

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA













                                  [Photograph]







                               Item 2A - Shop Area















                                  [Photograph]






                                  Items 2 and 3

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA













                                  [Photograph]







                                  Items 2 and 4















                                  [Photograph]






                                     Item 4

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA













                                  [Photograph]







                                     Item 4















                                  [Photograph]






                                     Item 4

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA













                                  [Photograph]







                          Item 4 - Truck Receiving Area















                                  [Photograph]






                                     Item 5

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA













                                  [Photograph]







                          Item 5 - Processing Equipment















                                  [Photograph]






                          Item 5 - Processing Equipment

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA













                                  [Photograph]







                              Item 5 - Boiler Area















                                  [Photograph]






                         Item 5 - Fire Protection Area

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA













                                  [Photograph]







                        Item 5 - Fire Protection Equipment















                                  [Photograph]






                        Item 5 - Fire Protection Equipment

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA













                                  [Photograph]







                                     Item 6















                                  [Photograph]






                                     Item 7

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA













                                  [Photograph]







                                     Item 7















                                  [Photograph]






                                     Item 7

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA













                                  [Photograph]







                                     Item 8

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA


                         ROLLING AND PORTABLE EQUIPMENT


                     [Photograph of Switchmaster Equipment]





















                     [Photograph of Switchmaster Equipment]

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA


                         ROLLING AND PORTABLE EQUIPMENT


                    [Photograph of Gehl Dynalift Equipment]





















              [Photograph of Caterpillar front loader equipment]

SOUTH DAKOTA SOYBEAN PROCESSORS                                 SITE VALUATION
VOLGA, SOUTH DAKOTA


                                 SITE VALUATION

In estimating site value, the subject property's sites are compared with other sites in order to estimate the value of the site as if vacant and ready for development.

Four sales have been found in the immediate area of the subject property. Two of these sales involve portions of the subject property. These sales have occurred from 1993 through 2000. They have ranged from $3,497 per acre to $32,988 per acre for a commercial piece used for a branch bank. Sale No. 1 was for a C-store/gas station site, thus the higher price per acre. It is my opinion that sites such as the subject adjacent to railroad and highway are available in other communities in a range of $5,000. In many areas where there are industrial parks and communities looking for jobs, site values can be relatively low as an incentive to attract new business. Therefore, it is my opinion that if the site were vacant and ready for development $5,000 per acre is its estimate of market value.

South Dakota Soybean Processors, Volga, South Dakota
-------------------------------------------------------
46.84 acres, more or less, @ $5,000 per acre = $234,200


                          SUMMARY OF VACANT LAND SALES

                      Date                                        Price
Sale No.             of Sale              Size (acres)          per Acre
--------             -------              ------------          --------

    1                 4/93                     3.916            $ 19,408
    2                 5/95                    45.0              $  5,103
    3                 1/98                     1.84             $  3,497
    4                 8/00                     1.061            $ 32,988

SOUTH DAKOTA SOYBEAN PROCESSORS                                 SITE VALUATION
VOLGA, SOUTH DAKOTA


                             VACANT LAND SALE NO. 1

Instrument No.:                     Book 123, Page 893

Location:                           The northwest corner of Caspian Avenue
                                    and Highway 14, Volga, South Dakota.

Legal Description:                  Lot 1, Block 5, Eastland Addition,
                                    Volga, Brookings County, South Dakota

Date of Sale:                       April 19, 1995

Grantor:                            James R. and Judy Jones

Grantee:                            Volga Cooperative Oil Company

Size of Tract:                      330.1' by 516.7' containing a total of
                                    170,563 sq. ft. (3.916 acres), more or
                                    less

Consideration:                      $76,000 (cash)

Price Per Acre:                     $19,408

Zoning:                             Commercial/Industrial

Remarks: A vacant tract at time of sale. Buyer subsequently improved it with a C-store and gas station.

Source of Information:              County records.

SOUTH DAKOTA SOYBEAN PROCESSORS                                 SITE VALUATION
VOLGA, SOUTH DAKOTA


                             VACANT LAND SALE NO. 2

Instrument No.:

Location:                           The southeast corner of Caspian
                                    Avenue and Highway 14, Volga, South
                                    Dakota.

Legal Description:                  Tract 1 in the Northwest Quarter of
                                    S24, T110N, R51W of the 5th PM,
                                    Brookings County, South Dakota.

Date of Sale:                       May 26, 1995

Grantor:                            Howell Farms, Inc.

Grantee:                            South Dakota Soybean Processors

Size of Tract:                      45.0 acres, more or less

Consideration:                      $229,617 (cash)

Price Per Acre:                     $5,103

Zoning:                             Commercial/Industrial

Remarks: A vacant tract at time of sale. Buyer improved the site with a soybean processing plant.

Source of Information:              County records

SOUTH DAKOTA SOYBEAN PROCESSORS                                 SITE VALUATION
VOLGA, SOUTH DAKOTA


                             VACANT LAND SALE NO. 3

Instrument No.:                     Book 128, Page 401-402

Location:                           Near the corner of Caspian Avenue and
                                    Highway 14, Volga, South Dakota.

Legal Description:                  Tract 2 in the Northwest Quarter of
                                    S24, T110N, R51W of the 5th PM,
                                    Brookings County, South Dakota

Date of Sale:                       January 28, 1998

Grantor:                            Howell Farms, Inc.

Grantee:                            South Dakota Soybean Processors

Size of Tract:                      1.84 acres, more or less

Consideration:                      $6,434 (cash)

Price Per Acre:                     $3,497

Zoning:                             Commercial/Industrial

Remarks:                            A vacant tract at time of sale.

Source of Information:              County records and buyer.

SOUTH DAKOTA SOYBEAN PROCESSORS                                 SITE VALUATION
VOLGA, SOUTH DAKOTA


                             VACANT LAND SALE NO. 4

Instrument No.:                     Book 132, Page 567

Location:                           Near the corner of Caspian Avenue and
                                    Highway 14, Volga, South Dakota.

Legal Description:                  The north 140' of Lot 1, Block 5,
                                    Eastland Addition, Volga, Brookings
                                    County, South Dakota

Date of Sale:                       August 25, 2000

Grantor:                            Volga Cooperative Oil Company

Grantee:                            Dakota Land Federal Credit Union

Size of Tract:                      330.1' by 140' containing a total of
                                    46,214 sq. ft. (1.061 acres), more or
                                    less

Consideration:                      $35,000 (cash)

Price Per Acre:                     $32,988

Zoning:                             Commercial/Industrial

Remarks:                            A vacant tract at the time of sale.
                                    Buyer is improving the site

Source of Information:              County records and buyer.

SOUTH DAKOTA SOYBEAN PROCESSORS                                  COST APPROACH
VOLGA, SOUTH DAKOTA

                                  COST APPROACH

In the Cost Approach, the value of a property is reflected by developing the Reproduction Cost or Replacement Cost New, deducting the observed depreciation, and adding the value of the land. Reproduction and/or Replacement Costs have been estimated through the use of the Marshall Valuation Service (M.V.S.); suppliers and contractors in the industry (Suppliers) and actual construction costs times current multipliers.

Physical depreciation is a loss in value due to physical deterioration.

Functional obsolescence (depreciation) is the loss in value due to lack of utility or desirability of part or all of the property. Thus, a new structure or piece of equipment may suffer depreciation when built.

External (economic) obsolescence (depreciation) is the loss in value due to causes outside the property and independent of it.

Reproduction Cost versus Replacement Costs:
-------------------------------------------
Reproduction cost is the dollar amount required to construct an exact duplicate of the subject property at current prices.

Replacement cost is the dollar amount required to construct a facility having the same utility.

Whenever possible, the Cost Approach is based on Reproduction Cost.

Several New Construction Cost Comparables are included on the following pages.

                          SOURCES OF OUTSIDE SUPPLIERS

The following outside suppliers have been contacted on an ongoing basis over the sixteen-year career of Mid-States Appraisal Services, Inc. for cost information on new construction of agribusiness properties.

Dub Johnson & Sons, Inc.                McPherson Concrete Storage Systems, Inc.
Minneapolis, Kansas                     McPherson, Kansas

Frisbie Construction                    Ernest-Spencer, Inc.
Gypsum, Kansas                          Topeka, Kansas

Borton Contractors & Engineers          Younglove Construction Company
Hutchinson, Kansas                      Sioux City, Iowa

Habco, Inc.
Salina, Kansas

SOUTH DAKOTA SOYBEAN PROCESSORS                                  COST APPROACH
VOLGA, SOUTH DAKOTA


                      NEW CONSTRUCTION COMPARABLE ANALYSIS

                                                                       Inflation
                     Size       Year       Cost     Grain      Oil     Adjusted
Location             (TPD)  Constructed   Per Ton   Assets   Refinery   To 2001
--------             -----  -----------   -------   ------   --------   ------

Seymour, IN            500      1992      $26,394      Yes      No      $30,353
Council Bluffs, IA   4,110      1996      $22,384      Yes     Yes      $23,503
Volga, SD            1,500      1996      $21,333      Yes      No      $22,400
Tula, Mexico         1,654      1996      $18,138      Yes      No      $19,045
Mt. Vernon, IN       2,000      1996      $15,000       No      No      $15,750
August, AR             500      1991      $12,360       No      No      $14,461


                           NEW COST COMPARABLE SUMMARY

There are six new cost comparables on the construction of soybean processing plants. These have ranged from a time period from 1991 through 1996. They have been inflation adjusted to 2001. Excluding an oil refinery and related grain assets, the new cost comparables indicate mill processing equipment can be added in the range of $14,461 per ton to $15,750 per ton of productive capacity. One of the most recently completed plants in the United States is at Volga, South Dakota (subject property) with completion in the late summer of 1996. The proposed cost of this facility from the ground up, including land cost and all infrastructure including grain assets and related crushing mill assets, was $21,333 per ton of productive capacity based on its original size of 1,500 TPD. It was subsequently upgraded to a 2,400 TPD plant with a reported cost of $42.0 million, which was $17,500 per ton of capacity.

Based on my analysis of the subject property in the Cost Approach, it has an estimated reproduction cost new in 2001 of $43.399 million / 2,400 TPD = $18,083 per ton of capacity. It is my opinion that this is in line with the information extracted from subject and the new cost comparables.

SOUTH DAKOTA SOYBEAN PROCESSORS                                  COST APPROACH
VOLGA, SOUTH DAKOTA


                        NEW CONSTRUCTION COST COMPARABLE

Location:                           Seymour, Indiana

Year Built:                         1992

Name:                               Rose Acre Farms

Type:                               Soybean crushing facility

Description:                        This is a cost comparable on a 500 ton
                                    per day soybean crushing facility
                                    finished in 1992.  It was constructed
                                    on land originally owned by the owner
                                    since 1964 with some ancillary
                                    facilities dating back before the
                                    plant was built in 1992.

                                    Excluding land, the total cost was
                                    $13,024,000. Adjusting some of the older facilities to the same time period (1992) as the construction of the plant, the total cost would have been projected at $13,190,000. This included a complete facility and related equipment.

Analysis:                           The total new cost for this plant, as
                                    of 1992, including all of the grain
                                    related infrastructure was estimated
                                    at $13,197,000 divided by 500 tons per
                                    day equals $26,394 per ton of
                                    productive capacity.

SOUTH DAKOTA SOYBEAN PROCESSORS                                   COST APPROACH
VOLGA, SOUTH DAKOTA


                        NEW CONSTRUCTION COST COMPARABLE

Location:                           Council Bluffs, Iowa

Year Built:                         1996

Name:                               Bunge Corporation

Type:                               A new soybean processing plant from
                                    the ground up.

Description:                        This was the construction of a new soybean
                                    crushing facility from a "greenfield"
                                    location with all infrastructure with a
                                    reported crush capacity of 4,110 tons per day. It also included a vegetable oil refinery. Announcements for the construction of the plant occurred in May 1996. It was operational in 1999.

Analysis:                           Reported costs for this plant are $100
                                    million less $8 million to expand an
                                    existing rail line.

Indications:                        $92 million divided by 4,110 TPD equals
                                    $22,384 per ton of productive capacity,
                                    including a refinery.

SOUTH DAKOTA SOYBEAN PROCESSORS                                   COST APPROACH
VOLGA, SOUTH DAKOTA


                        NEW CONSTRUCTION COST COMPARABLE

Location:                           Volga, South Dakota

Year Built:                         1996

Name:                               South Dakota Soybean Processors

Type:                               A new soybean crushing facility from the ground up.

Description:                        Construction was completed in the late summer of
                                    1996 of a new 1,500 ton-per-day soybean crushing
                                    facility from a "greenfield" location.  This was the
                                    cost estimate for  the ground up construction of the
                                    entire facility.  The projected costs were broken out
                                    into the following categories:

                                        Land:                    $  0.50 million
                                        Site Preparation:           5.2
                                        Grain Storage Facility:     6.0
                                        Soybean Preparation:        5.2
                                        Solvent Extraction and
                                        Degumming:                  7.0
                                        Meal Grinding:              3.5
                                        Oil Storage                 0.8
                                        Electrical Capacity:        1.1
                                        Plant Spares:               1.1
                                        Contingency Funding:        1.5
                                                                 ------
                                                                 $ 31.9  million


                                    This did not include any construction interest costs.
                                    Reported information is that the plant cost $32.5
                                    million to complete.

Analysis:                           Therefore, $32.0 million divided by 1,500 TPD equals
                                    $21,333 per ton of productive capacity.  This plant was
                                    expanded to 2,400 TPD at an additional cost.

SOUTH DAKOTA SOYBEAN PROCESSORS                                   COST APPROACH
VOLGA, SOUTH DAKOTA


                        NEW CONSTRUCTION COST COMPARABLE


Location:                           Tula, Mexico

Year Built:                         1996

Name:                               Cargill de Mexico

Type:                               Soybean crushing facility

Description:                        This is the construction of a new from the ground
                                    up 1,654 ton per day (1,500 metric tons) soybean
                                    crushing facility.  This plant is located adjacent to
                                    Cargill's corn syrup distribution center.  The
                                    original design of the facility would permit
                                    expansion to accommodate 3,000 metric tons per
                                    day.  Cargill said it would build on its customer
                                    relationships that already exist and sell oil from this
                                    plant to major refiners in Central Mexico.  The meal
                                    will be marketed for use in the feed industry.

Analysis:                           The reported new construction costs are $30 million
                                    for a plant capable of processing 1,654 (short) tons
                                    per day.

                                    $30 million divided by 1,654 tons per day equals
                                    $18,138 per ton of productive capacity.

SOUTH DAKOTA SOYBEAN PROCESSORS                                   COST APPROACH
VOLGA, SOUTH DAKOTA


                        NEW CONSTRUCTION COST COMPARABLE

Location:                           Mount Vernon, Indiana

Year Built:                         1997

Name:                               CGB Enterprises, Inc.

Type:                               Soybean crushing plant

Description:                        This is the reported cost on a new soybean crushing
                                    plant built adjacent to existing grain facilities
                                    owned by Consolidated Grain and Barge.  The facility
                                    is located at the Indiana Port Commission's Southwind
                                    Maritime Center on the Ohio River.  It is adjacent to
                                    an existing grain terminal.  This plant has a reported
                                    crushing capacity of 2,000 tons per day for the production of soybean meal and crude, degummed soybean oil. Younglove
                                    Construction Company of Sioux City, Iowa, is the General
                                    Contractor and the process equipment supplier is Crown
                                    Ironworks of Minneapolis, Minnesota.  Total reported
                                    construction cost is estimated at $25 to $30 million.

Analysis:                           This is the reported construction cost of the new soybean
                                    processing plant excluding any related grain terminal assets.

                                    Based on the low side estimate of $25 million divided by 2,000 tons per day equals $12,500 per ton of productive capacity.

                                    Based on the high side estimate of $30 million divided by 2,000 tons per day equals $15,000 per ton of productive capacity.

SOUTH DAKOTA SOYBEAN PROCESSORS                                   COST APPROACH
VOLGA, SOUTH DAKOTA


                        NEW CONSTRUCTION COST COMPARABLE

Location:                           August, Arkansas

Year Built:                         1991

Name:                               Taggart and Taggart Seed, Inc.

Type:                               Soybean crushing facility

Description:                        This discussion excludes all grain receiving and handling
                                    equipment and involves only the direct improvements in the oil mill.  The preparation area consisted of a pre-engineered, metal frame building with metal sidewalls and metal roof
                                    built new in 1991.  It measured 49' by 79' with 45'
                                    sidewalls, and 30' by 47' with 16' foot sidewalls containing a total ground floor of 5,281 sq. ft., more or less.
                                    Contained within this area was the basic preparation
                                    equipment for the extraction of oil and meal from soybeans.
                                    It housed the following processing and handling equipment, more or less:
                                       1 - Milwaukee Reliance Model 700 RH, 700 BPH boiler
                                       1 - large air compressor system
                                       1 - Ross 12" by 52" cracking mill
                                       3 - Ross 14" by 45" flaking mills
                                    Total construction cost for this area was
                                    approximately $2.0 million.

                                    The extraction plant consisted of a solvent extraction
                                    process for the extraction of soybean oil and meal on a
                                    continuous flow process designed by DeSmet. It consisted of a unit with a rated capacity of 500 tons per day, or 16,667
                                    bushels, more or less. It was relocated to the site in 1991.
                                    This extractor was housed in a pre-engineered metal building with metal frame and metal sidewalls which was open on two sides. The overall structure measured 34.5' by 93.5' with 45'
                                    sidewalls, containing a total ground floor or 3,226 sq. ft., more or less. The meal was dried in a DTDC drying process.
                                    Also located adjacent was an additional pre-engineered metal frame building with metal sidewalls and metal roof. It
                                    measured 12' by 30' containing a total of 360 sq. ft., more or less. Located in this building was an auxiliary power
                                    control unit containing an 800 KW capacity generator.



                                      52

SOUTH DAKOTA SOYBEAN PROCESSORS                                   COST APPROACH
VOLGA, SOUTH DAKOTA


                        NEW CONSTRUCTION COST COMPARABLE
(continued)

                                    There was an outside exposed cooling tower to cool process water that measured 9' by 18.5'. There were also two 12,000 gallon capacity underground hexane storage tanks and an
                                    associated wastewater separation unit for facility wastewater treatment. The entire extraction area was complete with the necessary process equipment and controls for solvent
                                    extraction method of soybean processing. The total cost for this area was approximately $4.0 million.

                                    Due to the explosive nature of the products involved in this process, the fire control system consisted of a pre-engineered metal frame building, 20' by 36' containing a total of 720
                                    sq. ft., more or less. Located within this building was a
                                    Detroit diesel engine fire pumping system manufactured by
                                    Firetrol, Inc., of Gary, North Carolina. Associated with this area was an earthen pit holding water for fire control
                                    purposes. Total cost of this area was $125,000.

                                    The oil storage area consisted of on-site soybean oil storage in six aboveground storage tanks with total storage capacity of 130,000 gallons, more or less. The cost of this area was
                                    $55,000.

                                    The total estimated cost of this plant, excluding any grain related handling equipment, was $6,180,000 in 1991.

Analysis:                           The total cost, new, for this project in 1991 excluding any grain processing equipment was $6,180,000 divided by 500 tons per day equals $12,360 per ton of productive capacity.

                                    The plant was an economic failure at this location. The grain assets were sold to a competitor and the crushing assets "oil mill" was disassembled and relocated elsewhere.

                                    The reported sale price of the assets at salvage value
                                    was $1.0 million.

SOUTH DAKOTA SOYBEAN PROCESSORS                                   COST APPROACH
VOLGA, SOUTH DAKOTA












                          REPRODUCTION COST NEW SECTION

SOUTH DAKOTA SOYBEAN PROCESSORS                                   COST APPROACH
VOLGA, SOUTH DAKOTA








                                   [Plot Map]

SOUTH DAKOTA SOYBEAN PROCESSORS                                   COST APPROACH
VOLGA, SOUTH DAKOTA

                                                                               REPRODUCTION
DESCRIPTION                                                                      COST NEW
-----------                                                                    ------------
1.    OFFICE:                                                                   $  390,000

      This item consists of a wood frame, wood and masonry sided structure with wood frame roof and asphalt shingles on concrete foundation. It was built in 1996. It measures 66' by 76' with 8' sidewalls containing a total of 5,016 sq. ft., more or less. It contains a customer reception area, several private offices, open accounting area, kitchen area, and two 2-piece toilets. It is equipped with forced air heat and central air conditioning. (M.V.S.
      Section 15, Page 17, Class D Good)

2.    LAB/SHOP AND SCALE:
A:                                                                           A: $  540,000
      The laboratory building and shop consist of a pre-engineered metal frame building with metal roof and metal sidewalls on concrete foundation. It was built in 1996.  It measures 51' by 91' with 15'
      sidewalls containing a total of 4,641 sq. ft., more or less.
      Approximately 3,366 sq. ft. is in office finish and 1,275 sq. ft. in shop finish.  A portion of this structure is utilized for scale receiving, mill management, break room and dressing room areas.
      It is equipped with forced air heating and central air conditioning.
      (M.V.S. Section 14, Page 17 Class C Average)

B:                                                                           B: $   70,000
      The scale consists of a Cardinal 12' by 120' above ground concrete deck truck scale installed in 1996.  It is equipped with electronic digital readout and ticket printer.  (Suppliers)

3.    WAREHOUSE:                                                                $   60,000

      This item consists of a pre-engineered metal frame building with metal roof and metal sidewalls on concrete foundation. It was built in 1996. It measures 40' by 60' with 20' sidewalls containing a total of 2,400 sq. ft., more or less. (M.V.S. Section 14, Page 25, Class S Average)


                                      56

SOUTH DAKOTA SOYBEAN PROCESSORS                                   COST APPROACH
VOLGA, SOUTH DAKOTA


                                                                               REPRODUCTION
DESCRIPTION                                                                      COST NEW
-----------                                                                    ------------

4.    UPRIGHT STORAGE:
A:                                                                           A: $ 4,125,000
      The grain receiving and storage assets consist of corrugated metal
      bins on concrete foundations.   They were built in 1996. They
      consist of the following, more or less:

                   BIN NO.           SIZE           LICENSED CAPACITY
                   -------       ----------         -----------------
                    R101         75' by 66'           250,000 bushels
                    R102         75' by 66'           250,000 bushels
                    R103         75' by 66'           250,000 bushels
                    R104         75' by 66'           250,000 bushels
                    R105         75' by 66'           250,000 bushels
                    R106         75' by 66'           250,000 bushels


      The truck receiving area consists of a pre-engineered metal frame building with metal roof and metal sidewalls on concrete foundation.
      It was built in 1996. It measures 34.5' by 82.5' with an extension
      8' by 22.5' with 20' sidewalls containing a total of 3,026 sq. ft., more or less. The main receiving legs consist of two 15,000 BPH legs with Intersystems grain samplers. The bins are filled by downspout to overhead conveyors and emptied by return conveyors. These bins are equipped with aeration. Total licensed grain storage capacity including pack is 1,500,000 bushels. The rail receiving area consists of a pre-engineered metal frame building with metal roof and metal sidewalls on concrete foundation. It measures 22.5' by 82.5' with 30' sidewalls, containing a total of 1,856 sq. ft., more or less. (M.V.S. Section 17, Page 47)

B:                                                                           B: $   400,000
      Also included in the grain receiving area is a pre-cleaning building and equipment consisting of a pre-engineered metal frame building with metal roof and metal sidewalls on concrete foundation.  It measures 40' by 50' with 40' sidewalls containing a total of 2,000
      sq. ft., more or less.  Located in this area is the following equipment:

         1  -  Carter Day Scalperator rated at 5,000 BPH
         1  -  Scalper/aspirator
         1  -  Group of conveyors
         1  -  Hammer mill
         1  -  De-stoner
         1  -  Group of electrical controls



                                      57

SOUTH DAKOTA SOYBEAN PROCESSORS                                   COST APPROACH
VOLGA, SOUTH DAKOTA


                                                                               REPRODUCTION
DESCRIPTION                                                                      COST NEW
-----------                                                                    ------------

      This area is complete with the necessary equipment for grain cleaning purposes. (M.V.S. Section 14, Page 46 and Suppliers)

C:                                                                           C: $    530,000
      The dryer consists of a Berico manufactured grain dryer installed in 1996.  It has a manufacturer's rated grain drying capacity of
      4,500 BPH on a 2% moisture reduction.  It is equipped with 120'
      high, 5,000 BPH wet and dry legs.  (M.V.S. Section 17, Page 48)

5.    PROCESSING AND EXTRACTION AREA:                                           $ 29,000,000

      The processing plant area of this soybean crushing operation consists of a preparation building. which consists of a pre-engineered metal frame building with metal roof and metal sidewalls on concrete foundation. It was built in 1996. It is irregular in shape but has basic measurements of 60' by 128' with 60' sidewalls containing a total of 7,680 sq. ft., more or less. It has multiple levels and houses the preparation processing equipment. Located in or near this area is the following processing equipment, more or less:

                Compressors                          Pneumatic System
                Conveyors                            Cooling System
                Bean Conditioner                     Exhaust System
                Dehulling Equipment                  Hexane System and Storage
                Cracking Rolls                       Mineral Oil System
                Flaking Rolls                        Plumbing and Piping
                DTDC and Expander                    Electrical Controls
                                                     Extraction System

      This area is complete with the necessary equipment for preparation and extraction purposes.

      The extraction building, which contains the chemical extraction equipment, consists of a pre-engineered metal frame building with metal roof and metal sidewalls on concrete foundation. It was built in 1996. It is irregular in shape but has basic measurements of 60' by 108' with 60' sidewalls containing a total of 6,480 sq. ft., more or less.


                                      58

SOUTH DAKOTA SOYBEAN PROCESSORS                                   COST APPROACH
VOLGA, SOUTH DAKOTA


                                                                               REPRODUCTION
DESCRIPTION                                                                      COST NEW
-----------                                                                    ------------


      Fire protection equipment consists of a pre-engineered metal frame building with metal roof and metal sidewalls on concrete foundation. It was built in 1996. It measures 30' by 60' with 14' sidewalls containing a total of 1,800 sq. ft., more or less. Located adjacent is a welded steel storage tank containing a total of 600,000 gallons, more or less, of water storage. This area is complete with the necessary plumbing and pumping equipment for emergency fire control purposes.

      The steam plant consists of a pre-engineered metal frame building with metal roof and metal sidewalls on concrete foundation. It was built in 1996. It measures 50' by 75' with 30' sidewalls containing a total of 3,750 sq. ft., more or less. Located in this area is the following equipment, more or less:

         2 - Nebraska Built boilers rated at 50,000 lbs. per hour at 150 PSI

      The processing site of this plant is complete with the necessary equipment for soybean processing at a rated capacity of 2,400 tons per day.
      (Suppliers)

6.    MEAL STORAGE AND LOAD OUT:
A:                                                                           A: $  1,300,000
      This item consists of a slipform concrete elevator structure built in 1996.  It contains a total capacity of 5,000 tons of bulk meal storage, more or less.  It has a 125' high, 225 TPH leg discharging to overhead conveyors.  Additional meal storage consists of slipform concrete bins containing a total of 175 tons of meal and hull storage, and a blending house.  (M.V.S. Section 14, Page 46)

B:                                                                           B: $    300,000
      The load out building consists of a pre-engineered metal frame building with metal roof and metal sidewalls on concrete foundation.
      It was built in 1996.  It measures 80' by 84' with 50' sidewalls containing a total of 6,720 sq. ft., more or less.  It has rail car and truck access and is equipped with multiple doors.  (M.V.S.
      Section 14, Page 25)

C:                                                                           C: $    175,000
      Also located in the load out building is a 10' by 70' Cardinal truck scale and a Cardinal split platform rail scale.  (Suppliers)


                                      59

SOUTH DAKOTA SOYBEAN PROCESSORS                                   COST APPROACH
VOLGA, SOUTH DAKOTA


                                                                               REPRODUCTION
DESCRIPTION                                                                      COST NEW
-----------                                                                    ------------

7.    OIL STORAGE:                                                              $  4,900,000

      The following welded steel storage tanks are located in various locations:

           TANK NO.         SIZE          CAPACITY (POUNDS)
           -------          ----          -----------------
              400                               250,000
              401                               250,000
              402                               250,000
              403                               250,000
              500          80' by 40'        11,538,525
              501          80' by 40'        11,539,428
              502          80' by 40'        11,528,967
             B100          200' by 65'      111,898,764
             B200          170' by 48'       61,680,000

      This area is complete with the necessary plumbing and pumping equipment for load in and load out purposes. The tanks are located in an earthen diked area for secondary containment purposes.
      Total oil storage is 209,185,684 pounds (104,592.84 tons) more or less. (M.V.S. Section 61, Page 3)

8.    SOY OIL BUILDING:                                                         $     75,000

      This item consists of a pre-engineered metal frame building with metal roof and metal sidewalls on concrete foundation. It was built in 2000. It measures 24' by 36' with 14' sidewalls containing a total of 864 sq. ft., more or less.

      Located adjacent are four 12' diameter by 30' high mild steel storage tanks containing 220,693 pounds each. This area is complete with the necessary plumbing and pumping equipment for load in and load out purposes. Total storage capacity is 882,772 pounds (441.39 tons) more or less. (M.V.S. Section 14, Page 25 and Suppliers)

9.    SITE IMPROVEMENTS:                                                        $    750,000

      The site improvements consist of land improvements in grading, paving, walks and concrete pads, and a sewer system. These were all built from 1996 to 1998. (Actual Costs)



                                      60

SOUTH DAKOTA SOYBEAN PROCESSORS                                   COST APPROACH
VOLGA, SOUTH DAKOTA


                                                                               REPRODUCTION
DESCRIPTION                                                                      COST NEW
-----------                                                                    ------------


10.   OWNED RAIL SIDING:                                                        $    550,000

      The subject property is serviced by the DM&E Railroad which provides access to Class 1 railroads at Wolsey, South Dakota (BNSF) and
      Butterfield, Minnesota (UP). The facility has its own rail storage area consisting of 2,520 linear feet, more or less, of siding and nine switches. (M.V.S. Section 66, Page 3)

11.   OWNED LAND:(5)                                                            $    234,200

      Items 1 through 10 are situated on two tracts of land near the small rural community of Volga, South Dakota. They contain a total of 46.84 acres, more or less. (Site Value: 46.84 acres @ $5,000 per acre)

--------------------
(5)  Site value is estimated from the Site Valuation section, page 40.

SOUTH DAKOTA SOYBEAN PROCESSOR                                    COST APPROACH
VOLGA, SOUTH DAKOTA

                                               RECAP

                                                                                                     Total
                                       Reproduction     Effective    Physical &     External       Estimated      Depreciated
               Category                  Cost New       Age/Life     Functional   Obsolescence    Depreciation        Value
 1.  Office                        A:  $    390,000       5/40          13%            10%             23%        $    390,000

 2.  Lab/Shop and Scale            A:       540,000       5/40          13%            10%             23%             540,000
                                   B:        70,000       5/40          13%            10%             23%              70,000

 3.  Warehouse                               60,000       5/40          13%            10%             23%              60,000

 4.  Upright Storage               A:     4,125,000       5/40          13%            10%             23%           4,125,000
                                   B:       400,000       5/40          13%            10%             23%             400,000
                                   C:       530,000       5/40          13%            10%             23%             530,000

 5.  Processing and Extraction           29,000,000       5/40          13%            10%             23%          29,000,000
     Area

 6.  Meal Storage and Load Out     A:     1,300,000       5/40          13%            10%             23%           1,300,000
                                   B:       300,000       5/40          13%            10%             23%             300,000
                                   C:       175,000       5/40          13%            10%             23%             175,000

 7.  Oil Storage                          4,900,000       5/40          13%            10%             23%           4,900,000

 8.  Soy Oil Building                        75,000       1/40           3%            10%             13%              75,000

 9.  Site Improvements                      750,000       5/40          13%            10%             23%             750,000

10.  Owned Rail Siding                      550,000       5/40          13%            10%             23%             550,000

11.  Owned Land                             234,200        --            --            --             --               234,200
                                       ------------                                                               ------------
                                       $ 43,399,200                                                               $ 43,399,200


Note:
The age life method is the effective age of the plant, either actual or based on condition, divided by an economic life of 40 years, which is considered typical for a plant with a high percentage of machinery and equipment. This results in an estimate of physical and functional depreciation. As an example, 5 years effective age divided by 40 years economic life equals 12.5%, rounded to 13%. Economic obsolescence is estimated at 10% based on the historical analysis of this company from the Income Approach. Economic obsolescence is a factor outside the property that affects its value. It is usually a lack of volume, gross margins, expense control, competition or a combination of all of these factors. Economic obsolescence effects the income statement through lower net operating income.

SOUTH DAKOTA SOYBEAN PROCESSOR                                    COST APPROACH
VOLGA, SOUTH DAKOTA


                              ROLLING AND PORTABLE EQUIPMENT

                                                    REPRODUCTION            DEPRECIATION        DEPRECIATED
                                                      COST NEW                FACTOR(6)            VALUE
                                                    ------------            ------------        -----------
Office equipment consisting of the                  $    570,000                 40%            $    342,000
following, more or less:
All desks and chairs
All file cabinets
All computer equipment including
     software programs
All telephone equipment

All grain moisture testing equipment                $                              %            $

1980 (+/-) Marmon Switchmaster                               NVS                                         NVS(7)
model 10000 (leased)

1980 (+/-) Marmon Switchmaster                      $    160,000                 75%            $     40,000
model 10000

Gehl model 883 Dynlift (leased)                              NVS                                         NVS

CAT model 928F articulated bucket                            NVS                                         NVS
loader (leased)

Miscellaneous shop equipment                        $     50,000                 40%            $     30,000
                                                    ------------                                ------------
     Total                                          $    780,000                                $    412,000

--------------------
(6) The Depreciation Factor is the total estimated depreciation from all sources for the individual item.

(7)  No Value Shown.

SOUTH DAKOTA SOYBEAN PROCESSOR                                    COST APPROACH
VOLGA, SOUTH DAKOTA


                                     SUMMARY
                                  COST APPROACH

                                   REPRODUCTION                   DEPRECIATED
CATEGORY                             COST NEW                        VALUE
--------                           ------------                   -----------
Fixed Assets                       $ 43,399,200                   $ 33,478,750

Rolling and Portable Equipment     $    780,000                   $    412,000
                                   ------------                   ------------
   Total                           $ 44,179,200                   $ 33,890,750

VALUE INDICATED BY COST APPROACH (ROUNDED)(8)                     $ 33,900,000


--------------------
(8)  Includes the business enterprise as a going concern.

SOUTH DAKOTA SOYBEAN PROCESSORS                          INCOME CAPITALIZATION
VOLGA, SOUTH DAKOTA                                                   APPROACH


                         INCOME CAPITALIZATION APPROACH

The income capitalization approach is a technique in which the anticipated net operating income is processed at a rate commensurate with the current market which would attract a prudent owner/operator to this type of investment, whereby reflecting the value of the investment which produces the income.

The subject property is owned and operated by the South Dakota Soybean Processors of Volga, South Dakota. Historical income and expense information for the cooperative for the fiscal years ending August 31, 2000 through August 31, 1996 has been review by this appraiser as well as year-to-date income and expenses for the period ending June 30, 2001. A projected income and expense statement has been prepared based on the "typical operator" (no unique capabilities) concept for this industry. This projected income statement relies on the following assumptions:

     -   Volume can be sustained at or above 24.6 million bushels per year
     -   Margins are at or above most recent four-year average
     -   Expenses are those typical for the industry and the subject.

The following income analysis, and/or income projection and results thereof are based upon assumptions believed to be reasonable by MID-STATES APPRAISAL SERVICES, INC., however, there is no warranty, representation or guarantee of the reasonableness, accuracy or completeness of any such assumptions, projections or such analysis or the results thereof. The accuracy and completeness of the analysis depends upon, and will be affected by, future events and conditions, including but not limited to the general economic condition, none of which can be accurately predicted at this time with any degree of certainty.

        [Monthly Income Statement for September 2000 to August 2001]

       [Monthly Expense Statement for September 2000 to August 2001]

        [Monthly Income Statement for September 1999 to August 2000]

       [Monthly Expense Statement for September 1999 to August 2000]

        [Monthly Income Statement for September 1998 to August 1999]

       [Monthly Expense Statement for September 1998 to August 1999]

        [Monthly Income Statement for September 1997 to August 1998]

       [Monthly Expense Statement for September 1997 to August 1998]

SOUTH DAKOTA SOYBEAN PROCESSORS                          INCOME CAPITALIZATION
VOLGA, SOUTH DAKOTA                                                   APPROACH


                        HISTORICAL FINANCIAL INFORMATION

  [Summary of year to date June 30, 2001, year ended August 31, 2000, year ended
        August 31, 1999, and year ended August 31, 1998 Financial Statement
                           Data and Average of Data]

SOUTH DAKOTA SOYBEAN PROCESSORS                          INCOME CAPITALIZATION
VOLGA, SOUTH DAKOTA                                                   APPROACH


                        HISTORICAL FINANCIAL INFORMATION(9)





















Notes
------
Reserves have been calculated at one half of depreciation expense. Because of the intense usage of machinery and equipment reserves are required to maintain the plant throughout its economic life because of the high wear factor and/or obsolescence.

Working capital has been estimated at 5% of gross margins based on this appraiser's experience with other agribusiness properties that borrow all of their working capital requirements.

Patronage has been adjusted downward (70%) to account for its cash equivalence. Only 30% patronage is paid in cash. The balance has a very long redemption time.











----------------------------------
(9) Source: Owner's records.

SOUTH DAKOTA SOYBEAN PROCESSORS                          INCOME CAPITALIZATION
VOLGA, SOUTH DAKOTA                                                   APPROACH


                            INTEREST RATES AND TERMS

This appraiser has surveyed numerous lenders over the years in regard to their willingness to provide "typical" financing to the marketplace on special purpose agricultural properties such as a grain elevator. Typically, these lenders which would include many national lenders are in the range of prime rate to prime plus one. The interest rate is somewhat sensitive in regard to the credit worthiness of the borrower. However, the market as a whole may not all be prime or subprime borrowers. Therefore, "typical" is assumed to be prime plus one percent. Amortization schedules also are a variable. Again, in surveying many lenders many of which are national in scope, this could range from a low of seven years to a high of 15 years with most typically being in the range of 10 years. With special considerations, that can be adjusted upward beyond 15 years. However, this is not considered to be "typical".

With regard to equity dividend rates, the extraction of equity dividend or overall rates out of comparable sales is very difficult due to lack of information. Over the years, numerous large clients in their publications and in conversations with me have indicated what they consider to be the equity dividend for these types of properties which have significant risk. This has ranged from a low in some cases of 15% to 20% to a high of 30% because of significant risks. Therefore, an equity dividend rate of 25% is considered to be normal. Again, special circumstances, newness of the property, uniqueness of the territory, market considerations and concentrations could all affect the prospective of an owner/operator in regard to their equity dividend requirements.

In discussions over the years with large national owners such as ADM, ConAgra, Cargill, Inc., Farmland Industries, and Koch Industries, they have agreed that an overall rate (RO) on an adjusted net operating income before depreciation, debt service, and income taxes of 18% to 22% is certainly within their realm of requirements. If interest rates move up, the overall rate moves up. The "Band of Investment" that follows attempts to show the interaction of mortgage and equity on a blended basis.

Finally, the value of these special purpose properties (soybean crushing plants) can be significantly impacted by overall long-term interest rates.

SOUTH DAKOTA SOYBEAN PROCESSORS                          INCOME CAPITALIZATION
VOLGA, SOUTH DAKOTA                                                   APPROACH


                            BAND OF INVESTMENT METHOD
                 FOR DETERMINING CAPITALIZATION OF EARNINGS


The following band of investment technique demonstrates one method of estimating the capitalization rate appropriate for the property. The capitalization rate is based on the rate of mortgage interest available and the rate of return required on equity.

Example
-------

               Mortgage                 M                   70%
            +  EQUITY                 + E                +  30%
               --------                 ---                ----
            =  Total Investment         100%               100%

OR:

Rate to Mortgage                RM              Mortgage Constant
Rate to Equity                  RE              Equity Dividend Rate
----------------                --              ---------------------------
Rate to Property                RO              Overall Capitalization Rate

The Band of Investment technique is a way to properly weigh the rates.

          Mortgage Ratio x Loan Constant             M x RM
        + Equity Ratio x Equity Dividend Rate        E x RE
          -----------------------------------        ------
        = Overall Capitalization Rate                  RO

Properties are usually purchased with a combination of debt and equity capital. The overall capitalization rate (RO) must satisfy the market return requirements for both investment positions. A lender usually anticipates receiving a competitive interest rate based on the perceived risk of the investment and a requirement that the loan principal be repaid through periodic amortization, usually a period of years. Owners/operators (equity investors) anticipate receiving a competitive equity cash return based on the perceived risk of their property (business) or they will invest their funds elsewhere. The mortgage constant is a function of the interest rate, the frequency of the amortization, and the amortization term of the loan. It is the sum of the interest rate and the sinking fund factor, which is the amount that it will payoff a dollar over a period of time. When the terms of the loan are known, the mortgage constant can be found in financial tables or with a financial calculator. This analysis assumes the availability of mortgage financing. Therefore, assume that a 70% loan is available at a 7.75% fixed interest rate (prime rate was 6.75% on June 30, 2001, plus 1.0%) and a 10-year amortization schedule. Furthermore, the remaining economic life of this property (business) is equal to or in excess of 10 years. Also, owners/operators in this type of property would typically require a 30% Equity Dividend Rate before taxes because of risks. The indicated capitalization rate is as follows:

                M x RM       .70 x .1440    =    .1008
                E X RE       .30 x .30      =    .0900
                ------       -------------------------
                RO                          =    .1908


Thus the indicated overall capitalization rate (RO) is estimated to be 19.08%.

Value from the capitalization of earnings will be determined by the Direct Capitalization Technique. Net operating income before depreciation, debt service and income taxes is capitalized by using the formula of:

               Income
               ------  =  Value
                Rate

SOUTH DAKOTA SOYBEAN PROCESSORS                          INCOME CAPITALIZATION
VOLGA, SOUTH DAKOTA                                                   APPROACH


                  VALUE BY DIRECT CAPITALIZATION TECHNIQUE

                                     SUMMARY

The most recent 3.83 years of financial information has been analyzed by this appraiser. Adjustments have been made to the operating statement to account for all interest expense and all depreciation expense. This has resulted in an addition to net income. Subtractions have been made in the areas of reserve for wasting assets since this facility is a processing plant with more than half of its value made up in machinery and equipment. There is a substantial amount of obsolescence, wear and tear that occurs in this type of equipment over years. Therefore, reserves must be maintained in order to keep the plant at essentially the same operating level through its economic life. Also an estimate for working capital expense has been made based on the business having no "free" working capital on its balance sheet and borrowing all of its working capital needs. This has been estimated at 5% of gross margins based on the appraiser's experience of plants in the agribusiness industry. Patronage accrued has been adjusted downward (70%) to account for its cash equivalency. Only 30% of the patronage is paid in cash. The balance has a very long redemption time.

These total adjustments are then added to or subtracted from the stated net income to arrive at an adjusted net operating income before depreciation, debt service, and income taxes. This historical 3.83 year average is $6.165 million dollars (rounded). This industry does have significant changes in its net income over time because of the volatility in the pricing of its commodities which are all involved in a world marketplace. Thus, the 3.83 average is considered to be the best indicator of its near term future.


Estimated Net Operating Income                                     $ 6,165,000
Before Depreciation, Debt Service
and Income Taxes

Capitalization Rate for Business                                         19.08%

Property Value (6,165,000/.1908)    =                              $32,311,321
                                                                    ----------

   Total                                                           $32,311,321

VALUE INDICATED BY INCOME CAPITALIZATION APPROACH (ROUNDED)(10)    $32,300,000





-----------------------------
(10) As a going concern includes Business Enterprise Value.


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SOUTH DAKOTA SOYBEAN PROCESSORS                               SALES COMPARISON
VOLGA, SOUTH DAKOTA                                                   APPROACH


                            SALES COMPARISON APPROACH

The Sales Comparison Approach is the comparison of like or similar properties that have sold in comparison to the subject property.

In the appraisal of any income producing property, the analysis of known sales of comparable properties is generally one of the most reliable tools available to the appraiser in the formation of his opinion of value. Under the Principle of Substitution the value of any item cannot reasonably be considered to be in excess of the amount of money for which an equal or equivalent property can be acquired.

One means of comparing soybean processing plants is on a dollars per ton day of crushing capacity (TPD), with the differences reflected as upward or downward adjustments for dissimilar characteristics. This section contains sales information or comparisons of soybean crushing facilities. Obsolescences, functional and economic (external), are also taken into consideration. All of these factors are an integral part in arriving at our estimate of value of the subject property.

Exactly what proportion of value relates to the subject facility's management would be difficult to estimate. Any appraisal of operating properties such as the subject business must assume reasonably efficient management ("typical operator") of the operation, as well as maintenance of the property unless otherwise noted.

                                     EXAMPLE

If a facility sold for $15,000,000 and it had 1,000 tons per day (TPD) of crushing capacity, it sold for $15,000 per ton of crushing capacity.

















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VOLGA, SOUTH DAKOTA                                                   APPROACH














                                COMPARABLE SALES

                                       OF

                           SOYBEAN CRUSHING FACILITIES





















                                      80
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SOUTH DAKOTA SOYBEAN PROCESSORS                                SALES COMPARISON
VOLGA, SOUTH DAKOTA                                                    APPROACH


                                          SOYBEAN CRUSHING SALES SUMMARY

                                                                    SIZE                               PRICE PER TON
  SALE NO.         LOCATION                      DATE OF SALE       (TPD)        SALE PRICE             OF CAPACITY
  -------          --------                      ------------       -----        ----------            -------------
     1         Taylorville, IL                        1984          2,400        $ 7,600,000            $      3,167
     2         Manning, IA                            1985          1,000        $ 5,245,000            $      5,245
     3         Mason City, IA                         1985          1,000        $ 5,500,000            $      5,500
     4         Des Moines, IA                         1985          6,900        $65,000,000 (1)        $      9,420
               plus 3 other
     5         Windsor, Ontario, Canada               1985          2,000        $ 9,000,000            $      4,500
     6         Culbertson, MT                         1989            600        $ 2,200,000            $      3,667
     7         Guntersville, AL                       1993          2,400        $33,000,000            $     13,750
     8         Goodland, KS                           1996            500        $ 8,835,829            $     17,672(2)
     9         Etter, TX                              1993            120        $   500,000            $      4,167
     10        Chesapeake, VA                         2000          2,000        $24,250,000            $     12,125
     11        Enderlin, ND                           1996          2,400        $44,500,000 (1)        $     15,452
                                                                                                        ------------
                                                    Average         1,938                               $      8,606


                     --------------------------------------------------------------------------------



     7         Guntersville, AL                       1993          2,400        $33,000,000            $     13,750
     8         Goodland, KS                           1996            500        $ 8,835,829            $     17,672(2)
     10        Chesapeake, VA                         2000          2,000        $24,250,000            $     12,125
     11        Enderlin, ND                           1996          2,400        $44,500,000 (1)        $     15,452
                                                                                                        ------------
                                                    Average         1,825                               $     14,750


(1)  Adjusted sale price after removal of refinery.
(2)  Leased fee estate sale.


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SOUTH DAKOTA SOYBEAN PROCESSORS                                SALES COMPARISON
VOLGA, SOUTH DAKOTA                                                    APPROACH









                              EXPANDED INFORMATION

                                       ON

                         SOYBEAN CRUSHING FACILITY SALES














                                      82
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SOUTH DAKOTA SOYBEAN PROCESSORS                                SALES COMPARISON
VOLGA, SOUTH DAKOTA                                                    APPROACH



                              COMPARABLE SALE NO. 1

Grantor:                            Continental Grain Company

Grantee:                            Archer Daniels Midland Company

Location:                           Taylorville, Illinois

Date of Sale:                       March, 1984

Tons per Day of Capacity:           2,400 tons

Sale Price:                         $7,600,000

Price per Ton Day of Capacity:      $3,167 per ton

Services Provided:                  Soybean crushing mill

River Access:                       No

Railroad Access:                    Yes

Site Size:

Construction:                       Consists of a soybean crushing operation
                                    built from 1946 through 1980.

Comments:                           This operation consists of a large
                                    soybean crushing operation with a full
                                    service grain elevator in conjunction
                                    with the complete processing operation.



                                      83
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SOUTH DAKOTA SOYBEAN PROCESSORS                                SALES COMPARISON
VOLGA, SOUTH DAKOTA                                                    APPROACH


                                COMPARABLE SALE NO. 2


Grantor:                            Agri Industries

Grantee:                            Ag Processing, Inc.

Location:                           Manning, Iowa

Date of Sale:                       Early 1985

Tons per Day of Capacity:           1,000 tons

Sale Price:                         $5,425,000*

Price per Ton Day of Capacity:      $5,425 per ton

Services Provided:                  Soybean crushing operation

River Access:                       No

Railroad Access:                    Yes

Site Size:

Construction:                       Built in approximately 1980 as a soybean
                                    crushing operation consisting of a complete elevator and soybean processing plant.

Comments:                           This was part of a two facility sale.

* The actual selling price of the plant is difficult to determine because both parties in this transaction choose not to disclose that information; however, an industry source involved as a potential buyer at the time the property was sold indicated that the selling price most likely was not greater than $5,425,000 which included cash and assumption of debt.


                                      84
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SOUTH DAKOTA SOYBEAN PROCESSORS                                SALES COMPARISON
VOLGA, SOUTH DAKOTA                                                    APPROACH


                              COMPARABLE SALE NO. 3

Grantor:                            Agri Industries

Grantee:                            Ag Processing, Inc.

Location:                           Mason City, Iowa

Date of Sale:                       Early 1985

Tons per Day of Capacity:           1,000 tons

Sale Price:                         $5,500,000*

Price per Ton Day of Capacity:      $5,500 per ton

Services Provided:                  Soybean crushing operation

River Access:                       No

Railroad Access:                    Yes

Site Size:

Construction:                       Complete soybean crushing operation
                                    with grain elevator, an older facility
                                    dating into the 1960's.

Comments:                           This was part of a two facility sale.

* The actual selling price of the plant is difficult to confirm; however, an industry source involved as a potential buyer at the time the property was selling indicates the selling price most likely was not greater than $5,500,000.


                                      85
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SOUTH DAKOTA SOYBEAN PROCESSORS                                SALES COMPARISON
VOLGA, SOUTH DAKOTA                                                    APPROACH


                              COMPARABLE SALE NO. 4

Grantor:                            A. E. Staley

Grantee:                            Archer Daniels Midland

Location:                           Des Moines, Iowa
                                    Fostoria, Ohio
                                    Frankfort, Indiana
                                    Champaign, Illinois

Date of Sale:                       1985

Tons per Day of Capacity:           Des Moines       3,000  tons
                                    Fostoria           700  tons
                                    Frankfort        1,200  tons
                                    Champaign        2,000  tons
                                                     -----
                                       Total         6,900  TPD, more or less

Price per Ton Day of Capacity:      $9,420*
Services Provided:                  Complete soybean crushing operation
River Access:
Railroad Access:                    Yes
Site Size:
Construction:                       Complete soybean crushing operation
                                    and grain elevator assets.

Condition:                          Fair

Comments:

*This was part of a multi-plant sell-off by A. E. Staley to Archer Daniels Midland Company. The sale price of $75 million also included a soybean oil refinery in conjunction with the Des Moines, Iowa, processing plant. The refinery has a capacity of approximately 18 cars (60,000 lbs.) per day. It has an estimated contribution in the sale of $10 million to the total. The sale price did not include the Mexico, Missouri, facility which was a 1,500 TPD plant which was part of a separate consideration in a lease agreement. This plant was on an industrial revenue bond or lease and was not considered in the overall purchase. Also, there was an additional A. E. Staley plant at Decatur, Illinois, which was part of another agreement which was later demolished. This sale indicates that the soybean processing operation sold for approximately $65 million for 6,900 tons of processing capability or $9,420 per TPD of productive capacity. Verification of this information was from a competitor involved within the industry at the time of the sale of these plant. Further research indicates that the reported sales price on the Des Moines, Iowa, plant by itself without any consideration to value allocation to the other plants was $32.5 million. Based on the discussion previously of a $10 million contribution for the refinery, this leaves a remainder of $22.5 million for 3,000 TPD or $7,500 per TPD for Des Moines.


                                      86

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SOUTH DAKOTA SOYBEAN PROCESSORS                               SALES COMPARISON
VOLGA, SOUTH DAKOTA                                                   APPROACH


                              COMPARABLE SALE NO. 5

Grantor:                            Maple Leaf & Monarch Foods

Grantee:                            Archer Daniels Midland

Location:                           Windsor, Ontario, Canada

Date of Sale:                       Late 1985

Tons per Day of Capacity:           2,000 tons

Sale Price:                         $17,900,000

Price per Ton Day of Capacity:      $4,500*

Services Provided:                  Full service soybean crushing
                                    operation and grain elevator

River Access:

Railroad Access:

Site Size:

Construction:                       Complete soybean crushing operation
                                    and associated grain elevator assets.

Condition:                          Fair

Comments:

* This facility was acquired by Archer Daniels Midland. It also has a 16 car per day soybean oil refinery in conjunction with the processing operation. This refinery contributed approximately $8.9 million to the overall sale leaving a remainder of $9.0 million for 2,000 TPD of capacity. This would indicate a sale price of $4,500 per TPD of capacity.








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SOUTH DAKOTA SOYBEAN PROCESSORS                               SALES COMPARISON
VOLGA, SOUTH DAKOTA                                                   APPROACH


                              COMPARABLE SALE NO. 6

Grantor:                            Continental Grain Company

Grantee:                            SVO East Lake, Ohio

Location:                           Culbertson, Montana

Date of Sale:                       1989

Tons per Day of Capacity:           600 tons

Sale Price:                         $2,200,000*

Price per Ton Day of Capacity:      $3,667

Services Provided:                  An oil seed crushing plant capable of
                                    doing both soybeans and canola.

River Access:                       No

Railroad Access:                    Yes

Site Size:

Construction:                       A complete oil crushing operation and
                                    associated grain elevator assets.

Condition:                          Fair

Comments:

* This plant was capable of crushing both soybeans and canola. It was offered in the marketplace for $2.5 million and most likely sole in the range of approximately $2.2 million for 600 TPD of capacity, indicating $3,667 per TPD of capacity. Source of information from an industry insider who was involved in the purchase of plants for a large competitor.









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SOUTH DAKOTA SOYBEAN PROCESSORS                               SALES COMPARISON
VOLGA, SOUTH DAKOTA                                                   APPROACH


                              COMPARABLE SALE NO. 7

Grantor:                            Continental Grain Company

Grantee:                            Cargill, Incorporated

Location:                           Guntersville, Alabama

Date of Sale:                       October 12, 1993

Book/Page:                          Book 1244, Page 264

Tons Per Day of Capacity:           2,400 TPD

Sale Price:                         $33 million

Price Per Ton Day of Capacity:      $13,750

Services Provided:                  A soybean crushing operation and grain
                                    elevator.

River Access:                       Barge receiving capability on the
                                    Tennessee River

Railroad Access:                    CSX Railroad with 30 car siding
                                    capability

Site Size:

Construction:                       A complete soybean operation and
                                    associated 3.0 million bushel grain
                                    elevator.  Approximately 35 years old
                                    at time of sale with additions through
                                    current time.

Condition:                          Fair

Comments:                           According to a knowledgeable source,
                                    this plant was reportedly sold at a
                                    premium price because of its strategic
                                    location and fit into the market
                                    place.  It was probably sold somewhat
                                    near its replacement cost new.  But,
                                    because of its location and history as
                                    a viable competitor in the crushing
                                    industry it commanded a good price.
                                    The facility was equipped with two
                                    Crown 1500 TPD extractors located side
                                    by side.  The plant was in the process
                                    of gearing up over time to crush 3,000
                                    TPD.  At the time of sale it had 2,400
                                    TPD of productive capacity.  According
                                    to this source, at the time of sale it
                                    was crushing near 20 million bushels
                                    per year with a total operating cost
                                    of approximately $0.39 per bushel, of
                                    which approximately $0.05 per bushel
                                    was depreciation cost.  There were
                                    approximately 70 people on the payroll
                                    for the operation and administration
                                    of the plant at the time of sale.  As
                                    a going concern, the indicated sale
                                    price of this facility is $13,750 per
                                    ton day of productive capacity.


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SOUTH DAKOTA SOYBEAN PROCESSORS                               SALES COMPARISON
VOLGA, SOUTH DAKOTA                                                   APPROACH


                              COMPARABLE SALE NO. 8

Grantor:                            Food Holdings, Inc., a subsidiary of
                                    National Sun Industries

Grantee: First Security Bank of Utah, solely as a trustee for an undisclosed principal

Location:                           Goodland, Kansas

Date of Sale:                       May 10, 1996

Book/Page:                          Book 92, Page 171

Tons Per Day of Capacity:           500 TPD

Sale Price:                         $8,835,829

Price Per Ton Day of Capacity:      $17,672 (leased fee interest)
                                    $24,672 (adjusted)

Services Provided:                  A sunflower crushing facility and
                                    grain elevator storage.

River Access:                       None

Railroad Access:                    Kyle Railroad, 50 car siding

Site Size:                          67.0 acres, more or less

Construction:                       A complete sunflower crushing
                                    operation and associated grain
                                    elevator with 1,200,000 bushels of
                                    storage and related assets.  The
                                    facility can receive 50 cars of
                                    product at one time.

Condition:                          Fair

Comments:                           National Sun Industries built this
                                    plant in 1992 from the remains of a
                                    closed sugar beet processing plant.
                                    It leased the plant to ADM in 1994.
                                    Terms of the lease were not
                                    disclosed.  A sale/lease back of NSI
                                    leased fee estate occurred in May of
                                    1996.  This excluded any leasehold
                                    improvements made by ADM which are
                                    estimated at $3.5 million.  The
                                    NSI/FHI sale/lease back indicates
                                    $8,835,829 divided by 500 TPD
                                    capability equals $17,672 per ton of
                                    productive capacity.


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SOUTH DAKOTA SOYBEAN PROCESSORS                               SALES COMPARISON
VOLGA, SOUTH DAKOTA                                                   APPROACH


                              COMPARABLE SALE NO. 8

(continued)                         ADM's capital improvements consisted
                                    of additional receiving capability and
                                    improvements in processing equipment.

                                    The current crush capacity after capital improvements by ADM is still estimated at 500 TPD.

                                    The adjusted indication based on the
                                    sale/lease back and ADM's capital
                                    improvements indicates a total of
                                    $12,335,829 divided by 500 TPD equals
                                    $24,672 per ton of productive capacity.



























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SOUTH DAKOTA SOYBEAN PROCESSORS                               SALES COMPARISON
VOLGA, SOUTH DAKOTA                                                   APPROACH


                              COMPARABLE SALE NO. 9

Grantor:                            North Dumas Milling, Inc.

Grantee:                            Roseland, Inc., of St. Louis, Missouri

Location:                           Two miles east of Etter, Texas

Date of Sale:                       September 29, 1993

Book/Page:                          Book 438, Page 832

Tons Per Day of Capacity:           120 TPD

Sale Price:                         $500,000

Price Per Ton Day of Capacity:      $4,167

Services Provided:                  A soybean crushing (expeller) facility
                                    and related grain elevator storage.

River Access:                       None

Railroad Access:                    Texas Northwestern Railroad, 30 car
                                    siding

Site Size:                          14.56 acres, more or less

Construction:                       A complete crushing (expeller)
                                    operation and associated grain
                                    elevator assets.

Condition:                          Fair

Comments:                           The grain facility has four bolted
                                    steel tanks capable of holding a total
                                    of 132,000 bushels, more or less.  It
                                    can unload facility off rail or by
                                    truck.  The press plant is located in
                                    a steel building containing 16,000 sq.
                                    ft., more or less, with five "French"
                                    expeller presses, with a spare also
                                    located at the plant.  There  is also
                                    a Sikes expander, oil screening
                                    equipment, plate and frame filter
                                    equipment, and all associated
                                    equipment.  The solvent unit was
                                    manufactured by French of Piqua,
                                    Ohio.  A hexane extraction unit was
                                    added around 1985.  The plant was
                                    originally a country grain elevator
                                    location until 1982.  At that time it
                                    was converted into a vegetable oil
                                    extraction and the hexane solvent unit
                                    was added in 1985 to improve plant
                                    capacity.  The facility has changed
                                    hands several times in recent years,
                                    and in February 1987 it was  sold
                                    from  Brewer and Taylor  to Texas
                                    Northwestern Railway Company.  This
                                    trade involved several tracts of
                                    railroad land.


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SOUTH DAKOTA SOYBEAN PROCESSORS                               SALES COMPARISON
VOLGA, SOUTH DAKOTA                                                   APPROACH


                              COMPARABLE SALE NO. 9

(continued)                         In June of 1987 it was conveyed to
                                    North Dumas Milling, Inc.  During its
                                    history this plant has processed
                                    cotton seed, soybean, and corn germ.
                                    After its contract with Coors to
                                    process corn germ expired, the owners
                                    determined that they had neither the
                                    finances nor the expertise to continue
                                    operating the plant.  It was closed in
                                    1989.  It was not an operating plant
                                    at the time of sale.

                                    Roseland, Inc., the current owner,
                                    opened the plant and is currently
                                    crushing oil seeds.  It is the only
                                    oil seed crushing plant within 350
                                    miles and it is attempting to
                                    participate in a niche market.

Indications:                        $500,000 divided by 120 TPD equals
                                    $4,167 per ton of productive
                                    capacity.

























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SOUTH DAKOTA SOYBEAN PROCESSORS                               SALES COMPARISON
VOLGA, SOUTH DAKOTA                                                   APPROACH


                             COMPARABLE SALE NO. 10

Grantor:                            Cargill, Inc.

Grantee:                            Purdue Farms

Location:                           Chesapeake, Virginia

Date of Sale:                       June 26, 2000

Book/Page:                          Book 4098, Page 291

Legal Description:                  Parcel Numbers 138-000-000-002-0;
                                    138-000-000-003-0; 138-000-000-004A

Tons per Day of Capacity:           2,000 tons

Sale Price:                         $38.75 million less $7.0 million
                                    inventory = $31.75 million

Price per Ton Day of Capacity:      $15,875 (gross)
                                    $12,125 (adjusted)

Services Provided:                  A soybean crushing facility rated at
                                    2,000 TPD with a terminal grain
                                    elevator with boat loading capability
                                    located adjacent and a country grain
                                    elevator with barge capability located
                                    in another community.

River Access:                       Atlantic Ocean

Railroad Access:                    CSX, 65 cars

Site Size:

Construction:

Condition:                          Good

Comments:                           This is the sale of property by
                                    Cargill, Inc. to Purdue Farms.  This
                                    sale included a soybean crushing plant
                                    located at Chesapeake, Virginia, with
                                    a rated capacity of 2,000 tons per day
                                    and an export grain elevator located
                                    adjacent that has a capacity of 2.2
                                    million bushels in upright storage and
                                    3.5 million in flat storage for a
                                    total of 5.7 million bushels of
                                    storage.  This property has the
                                    ability to receive 65 cars inbound and
                                    can load boats up to 40' draft at the
                                    rate of 45,000 to 60,000 BPH.  This
                                    facility had an estimated contribution
                                    to the total sale of $5.7 million


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SOUTH DAKOTA SOYBEAN PROCESSORS                               SALES COMPARISON
VOLGA, SOUTH DAKOTA                                                   APPROACH


                             COMPARABLE SALE NO. 10

(continued)                         The sale also included a country grain
                                    located at Seaford, Delaware, with 1.2
                                    million bushels in upright storage
                                    capacity with 10,000 BPH legs and 12
                                    car rail capability plus barge loading
                                    capability.  This facility handles an
                                    average of 5.0 to 7.0 million bushels
                                    per year.  It has an estimated
                                    contribution to the overall total of
                                    $1.8 million.

                                    The total sale price was reported at $38.75 million or which $7.0 million was inventory. Therefore, the total contribution of all of the fixed assets was $31.75 million.

                                    Therefore, $31.75 million / 2,000 tons per day = $15,875 per ton (gross). Minus the two grain elevator operations not part of the overall crushing operations (Chesapeake at $5.7 million and Seaford at $1.8 million):
                                    $31.75 million - $7.5 million = $24.25
                                    million / 2,000 tons per day = $12,125 per ton of crush capacity.






















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SOUTH DAKOTA SOYBEAN PROCESSORS                               SALES COMPARISON
VOLGA, SOUTH DAKOTA                                                   APPROACH


                             COMPARABLE SALE NO. 11

Grantor:                            Food Holdings, Inc. a subsidiary of
                                    National Sun Industries

Grantee: First Security Bank of Utah, solely as a trustee for an undisclosed principal

Location:                           Enderlin, North Dakota

Date of Sale:                       May 1996

Book/Page:

Tons per Day of Capacity:           2,400 tons plus refinery

Sale Price:                         $44.5 million on a lease/purchase

Price per Ton Day of Capacity:      $18,542 (gross with refinery)
                                    $15,542 (adjusted without refinery)

Services Provided:                  A sunflower/canola crushing plant
                                    rated at 2,400 TPD (tons per day) with
                                    an edible oil refinery rated at 1,000
                                    TPD.

River Access:                       None

Railroad Access:                    CP, 60 car siding

Site Size:                          53.21 acres, more or less

Construction:                       A complete sunflower crushing
                                    operation and refinery with associated
                                    facilities and equipment capable of
                                    crushing 2,400 TPD and a refinery
                                    rated at 1,000 TPD.

Condition:                          Good

Comments:                           This was a plant owned by National Sun
                                    Industries who chose to exit the
                                    industry through a lease/purchase.
                                    The reported sale price was $44.5
                                    million.  Therefore, $44.5 / 2,400
                                    tons per day = $18,542 per ton day of
                                    crushing capacity with refinery.  The
                                    refinery has an estimated contribution
                                    of $3,000 per ton day of crush
                                    capacity.  Therefore, $18,542 per ton
                                    day of crushing capacity - $3,000 =
                                    $15,542 per ton day of crush capacity
                                    without refinery.


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SOUTH DAKOTA SOYBEAN PROCESSORS                               SALES COMPARISION
VOLGA, SOUTH DAKOTA                                                    APPROACH


                           COMPARABLE SALES CONCLUSION

This appraiser has researched the market and found 11 sales that have occurred in a time period from 1984 through 2000. The sales that occurred in the industry in the mid-1980's were during a time period of low net operating incomes and severe financial pressures in the soybean crushing industry. This resulted in consolidation of the industry into larger, potentially more efficient, operations. The late 1980's through the mid-1990's was characterized by higher crushing margins in the industry. The sales that have occurred in the 1990's at Guntersville, Alabama, and Goodland, Kansas, Chesapeake, Virginia, and Enderlin, North Dakota indicate a substantially higher price. The recent sales at these four locations have occurred in a price range from $12,125 per ton of productive capacity to $17,672 per ton of productive capacity. The plants at Goodland, Kansas and Enderlin, North Dakota, are sunflower crushing plants; however, they have all the physical internal and external capabilities of a soybean crushing plant. They are dedicated to the crushing of sunflowers which is also an oil seed crop. An interesting note on the Goodland, Kansas, sale is that this was a leased fee estate sale. The original developer of the property had operated it for approximately two years, then leased the facility to ADM and later sold its leased fee estate to a bank as a trustee for an undisclosed third party. A lease still remains on the facility with ADM as the operator. This Leased Fee Estate sold for a reported $17,672 per ton of productive capacity for a smaller 500 TPD plant. The facility at Guntersville, Alabama, sold as a Fee Simple Estate with a Business Enterprise in it for $13,750 per ton of productive capacity. The sale at Enderlin, North Dakota, in 1996 was also a sale/lease purchase. It sold for $15,542 per ton of crushing capacity after removal of the refinery contribution. Chesapeake, Virginia is a sale in 2000 that after removal of non-crushing assets that sold for $12,125 per ton of crushing capacity.

The overall average of the four most recent sales is $14,750 per ton of crush capacity (TPD). Considering the newness of the subject to the comparables and its location in a good production area, a slight positive adjustment is considered relevant. However, considering the recent economic downturns in the industry in the last year and the closure of other plants in the United States that were less economically viable, there is a continued risk in this market. This would account for a slight negative adjustment. In my opinion, these adjustments cancel each other out. Therefore, the average of the four most recent sales is considered the most reasonable.

Therefore, based on the information available from the soybean crushing sales, it is my opinion that the market value of the subject property which includes land, buildings, improvements, rolling and portable equipment as an operating unit, was $14,750 per ton of crushing capacity. Therefore:

SOUTH DAKOTA SOYBEAN PROCESSORS, VOLGA, SOUTH DAKOTA

2,400 TPD (crush capacity) @ $14,750 per ton                        $35,400,000


VALUE INDICATED BY THE SALES COMPARISON APPROACH (ROUNDED)(11)      $35,400,000


--------------------
(11) Includes the business enterprise at 100% ownership.

SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA


                          RECONCILIATION OF APPROACHES

VALUE INDICATION BY:(12)

Cost Approach:                                   $ 33,900,000

Income Capitalization Approach:                  $ 32,300,000

Sales Comparison Approach:                       $ 35,400,000


                         ------------------------------

Market Value Estimate (Total)12                  $ 33,900,000

Estimated Contribution of Existing Personal
Property (rolling and portable equipment)
included in the above total                      $    410,000 (rounded)

Estimated Contribution of Real Estate
Components and Going Concern Value               $ 33,490,000

                              MARKET VALUE ESTIMATE

The differences in the values above are due primarily to the area of emphasis on the approach. The Cost Approach is reproduction or replacement cost new less estimated depreciation in all forms. The Income Capitalization Approach analyzes profitability and return on investment and the Sales Comparison Approach is a comparison of comparable sales with allowances for dissimilar characteristics.

South Dakota Soybean Processors of Volga, South Dakota, owns and operates a 2,400 TPD soybean processing plant. It does not have an edible oil refinery included in its operation. This requires the plant to sell its oil to a refiner for further processing. This is typical of many soybean processing plants. The facility is in near new condition (built in 1996). All three approaches have been considered in this value conclusion. Based on indications from the Income Capitalization approach, there is external obsolescence, which is a factor outside the property that affects its value. It is usually a lack of volume, gross margins, expense control, competition, or combinations of all these factors. The most emphasis to value has been placed on the Cost and Income Capitalization Approaches.

Based on my investigation and analysis of the data gathered, I have formed the opinion that the Market Value of the subject property which includes the business enterprise, fee simple estate, leasehold estate (if any), buildings, improvements, rolling and portable equipment "as is" free and clear of any liens as outlined in the enclosed report as of June 30, 2001, was a total of Thirty-Three Million Nine Hundred Thousand Dollars ($33,900,000). The contribution of personal property (rolling and portable equipment) was estimated at Four Hundred Ten Thousand Dollars ($410,000). The contribution of the fee simple estate and leasehold estate (if any) which includes the going concern (business enterprise) was estimated at Thirty-Three Million Four Hundred Ninety Thousand Dollars ($33,490,000).


--------------------
(12) Includes the going concern value (business enterprise)


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                              ADDITIONAL DISCUSSION

            OTHER ASSETS                                      CURRENT MARKET VALUE
            ------------                                      --------------------
      CoBank Patronage Allocated             $   347,326.64       $  57,928.00
      Harvest States Patronage Allocated       3,250,603.51         162,530.00
      USSC 4% Investment                       1,000,000.00          10,000.00
      Harvest States Accrued Patronage           972,250.00         291,675.00
                                             --------------       ------------
            Total                            $ 5,570,180.15       $ 522,133.00

            ROUNDED TO:                                           $ 520,000.00


An additional question has been asked of this business appraiser in regard to valuation of certain other assets listed above. Based on my experience in the business appraisal area, the column labeled "Current Market Value" is my estimation of the market value of these assets by category. CoBank patronage is discounted to a net present value based on a 15 year payout and a 12% rate of return. This soybean processing business has an overall rate requirement in the range of 19% to justify its values. However, the stock market has been capable of returning in the range of 11% to 12% over time. Thus, the reason for the 12% discount.

The Harvest States patronage of $3.25 million has an extremely long redemption window. On that basis, it has been my experience that this type of stock, similar to Farmland Industries, has traded in the range of near nothing to upwards of 10% of its face value. Thus, 5% of its face value has been allocated as its current market value.

The 4% investment in USSC stock is in a company that has not generated a profit and is still in the conception/startup stages. It is very similar to "dot com" with the substantial failures that have occurred in that industry. Thus, only a minimal value of $10,000 has been allocated to that investment.

The accrued patronage on Harvest States for the current year of $972,250, if it comes to fruition Harvest States pays 30% in cash. Thus, the face value of this has been discounted to its cash value equivalent of 30%.

Therefore, the total estimated current market value of these other assets was $522,133, rounded to $520,000.


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SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA


ADDITIONAL DISCUSSION - continued

A further question was asked by the management of South Dakota Soybean Processors in regard to the potential discounts for lack of marketability and minority stock if the cooperative were to sell its stock. This cooperative is owned by patrons/shareholders with no one owning control. It is considered to be a closely held corporation and its stock would suffer from discounts for lack of marketability and minority issues.

A discount for the lack of marketability has been recognized by courts, valuation experts, and the IRS as a cost inherent in stock companies in which there is no ready market for the shares. Usually, the discount for lack of marketability is tied to the expectation of how long it will take to convert the business interest into cash. The items that may affect the size of a marketability discount include:

        -   Size of the interest.
        -   Financial condition of the company.
        -   Limited market for the stock
        -   Dividends paid by the company.

South Dakota Soybean Processors has paid dividends to its shareholders. This dividend has fluctuated over time. Also, current stockholders must be "producers" and owning stock has a delivery requirement on soybeans. Excluding the special nature of current ownership and considering the market as a whole, this company's stock would suffer from a lack of marketability.

There have been many studies on the lack of marketability discounts. Collectively, these studies have shown over time a mean discount of up to 32.6% for lack of marketability.

In an article written by Bruce Johnson, ASA, appearing in the March 3, 1999 edition of BUSINESS VALUATION, he writes that in many cases, discounts for lack of marketability in business appraisals rely at least partially on studies of restricted stock transactions. The inability to sell a minority interest in a company increases an investors exposure to changing market conditions and increases their risk of ownership. The reason for lack of marketability is to recognize and quantify the effective value. Revenue Ruling 77-287 recognizes a need for a discount in the lack of marketability for an interest in a privately held company. He reports of several studies on restricted stocks that have been conducted since the beginning of 1960's. The average or median discount for lack of marketability found in these previous studies has ranged from 23% to 45%. Two-thirds of the studies performed found the average or median discount to be 31% and 36%. Specifically, Mr. Johnson quotes a study performed by William Silber published in the FINANCIAL ANALYST JOURNAL. This study reported that the discounts ranged from a premium of 13% to a discount of 84% with an overall average discount of 34%. In summary, certainly the lack of marketability can have a significant impact in regard to selling of an unlisted stock. A minority position presents an equally challenging area.


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SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA


                          MINORITY DISCOUNT DISCUSSION

A minority interest discount can be summed up under a discussion called "lack of control". This is a situation less than 51% of the stock has limited to no control; thus, causing a minority situation. The discounts for minority purposes are above and beyond discounts for lack of marketability. The concept of non-controlling ownership interest deals with a relationship between the ownership interest being valued in a total business enterprise. The concept of marketability deals with the liquidity of the subject's ownership interest, i.e., how quickly it can be converted to cash. These discounts have an intertwining relationship. It is my opinion in a minority situation discounts by themselves ranging upwards to 30% would not be considered unusual.

Furthermore, this appraiser has gathered information on a closely held corporation involved in agribusiness that has repurchased minority stock over a period of years. A summary is included herein in this report. The company's name has been eliminated to protect the confidential nature of the clients. However, these clients have agreed to allow this information to be disclosed as long as their company names and locations are held by this appraiser in a confidential basis.

The treasury stock purchases by Company No. 1 are summarized on page 102 with a table. The actual repurchases of stock over time by this closely held company provide actual evidence that this company itself recognizes the lack of marketability and minority discounts within its own transactions. The discounts collectively could be summarized between 50% and 75% in a time period from 1990 through 1995. The exact allocation between lack of marketability and minority discounts is not distinguished in the overall purchases. However, the market itself does recognize these two discounts to be somewhat separate and distinct. However, in the sale of stock of closely held corporations, no distinction is usually made, and it is usually lump-summed into a single discount.

In Company No. 2, stock was purchased by other stockholders in this closely held company. This is summarized on page 103. Based on the stockholders equity for the year ending, the discounts from net book value per share ranged between 79.56% to 82.44%, which is accumulative discount for lack of marketability and minority discounts.

                                     SUMMARY

Finally, these discounts must then be utilized in the final valuation of the stock. A new balance sheet is usually prepared taking the assets to market value and this adjusted stockholders equity is then subject to the lack of marketability and minority discounts. These discounts are taken sequentially, one after the other, on a stair step basis. Thus, the estimated market value of the shares to be valued are subject to the lack of marketability discount estimate. The remainder is then subject to a minority discount estimate, which leaves a remaining value which is the estimation of market value of the subject stock after all necessary steps in regard to valuation have been considered. With the marketability and minority discounts taken sequentially, the total discounts are then a lump sum estimate of the total discount from the starting value on the subject stock.


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SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA


  [Table of Actual Treasury Stock Purchases of an Agri Business Located in
                                the Midwest]






















                                     102
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SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA


  [Table of Actual Stock Purchases of an Agri Business Located in Kansas]
















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SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA


                            GOING CONCERN DISCUSSION

The last question asked of this appraiser was my opinion in regard to "going concern value". The subject property has a tax depreciated book value substantially less than the current estimate of market value of the business enterprise as a whole. It is my opinion that the difference between tax depreciated book value of the assets (business) and the market value estimate of the assets (business) is considered the going concern value.
















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SOUTH DAKOTA SOYBEAN PROCESSORS                              VOLGA, SOUTH DAKOTA




                            SUPPLEMENTARY INFORMATION

                           a) Temporary Registration Permit
                           b) Plot Plan
                           c) Legal Descriptions
                           d) Flood Plain Map

                         [Temporary Registration Permit]

                                   [Plot Plan]

                               [Legal Description]

                               [Legal Description]

                                [Flood Plain Map]

                                [Flood Plain Map]